SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [x]

Filed by a party other than the Registrant [_]

Check the appropriate box:

[_]   Preliminary Proxy Statement

[x]   Definitive Proxy Statement

[_]   Definitive Additional Materials

[_]   Soliciting Material Pursuant to Section 240.14a-12

[_]   Confidential, For Use of the

      Commission Only (as Permitted

      by Rule 14a.6(e)(2))

                              BREDA TELEPHONE CORP.
                (Name of Registrant as Specified In Its Charter)

              ---------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules  14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     -------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

     -------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

     -------------------------------------

     (5)  Total fee paid:

     -------------------------------------

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     -------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

     -------------------------------------

     (3)  Filing Party:

     -------------------------------------

     (4)  Date Filed:

     -------------------------------------

April 28, 2000

Dear Shareholders:

     You have received a thick package of information along with your ballot this year!

     The enclosed information is required to be sent along with your ballot because Breda Telephone Corp. is now a reporting company under the Securities Exchange Act of 1934. In addition to this letter, you should find the following documents:

          1.   Notice of Annual Meeting

          2.   Proxy Statement

          3.   Ballot

          4.   Annual Report

          5.   Ballot envelopes

     While the ballot process has not changed, the ballot itself looks different. One new item on the ballot is the Ratification of Appointment of Auditors. Breda's Board of Directors has hired Kiesling Associates, LLP to perform the independent audit of Breda Telephone Corp. in 2000. Your vote in that section means you either agree, disagree or have no opinion on the Board's action regarding Kiesling Associates, LLP. The first part of the ballot regarding voting for directors will be familiar. There are four candidates for three positions so please complete your ballots and return them as instructed on the ballot.

     You are cordially invited to the annual meeting of Breda Telephone Corp. at the American Legion Hall located at 208 Main, Breda, Iowa, on Wednesday, May 17, 2000 at 7:30 p.m. Lunch will be served.

     We encourage your attendance at the annual meeting. Some of the information mailed to you will be covered at the annual meeting so please bring your package of information along to the meeting.

     We look forward to seeing you at the annual meeting as we share information on another great year at Breda Telephone Corp.

                                                Sincerely,

                                                /s/ Dean Schettler

                                                Dean Schettler
                                                President - Board of Directors

                              BREDA TELEPHONE CORP.

                         Highway 217 East, P.O. Box 190
                                Breda, Iowa 51436

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  May 17, 2000

Notice is hereby given that the Annual Meeting of Shareholders of BREDA TELEPHONE CORP. will be held at the American Legion Hall located at 208 Main, Breda, Iowa, on Wednesday, May 17, 2000 at 7:30 p.m., Breda local time, for the following purposes.

     1. To elect three directors.

     2. To ratify the appointment of auditors for the year 2000.

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

Only shareholders of record at the close of business on April 10, 2000, will be entitled to notice of and to vote at the meeting or any adjournment thereof.

Shareholders are cordially invited to attend the meeting in person. WHETHER OR NOT YOU WILL BE ABLE TO ATTEND THE MEETING IN PERSON, PLEASE DATE YOUR BALLOT, INDICATE YOUR CHOICE ON THE MATTERS TO BE VOTED UPON, AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPES. IF YOU DO ATTEND THE MEETING AND DESIRE TO WITHDRAW YOUR BALLOT, YOU MAY DO SO.

THE BALLOT IS NOT SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BREDA TELEPHONE CORP.

The accompanying Proxy Statement describes in more detail the matters to be acted upon at the meeting.

A copy of the Annual Report to Shareholders for 1999, including audited financial statements, is also enclosed.

                                        By Order of the Board of Directors

                                        Larry Daniel
                                        Secretary

Breda, Iowa
April 28, 2000

                              BREDA TELEPHONE CORP.

                                 PROXY STATEMENT

                  Annual Meeting of Shareholders, May 17, 2000


                               GENERAL INFORMATION

This Proxy Statement and the enclosed ballot are being provided by BREDA TELEPHONE CORP. (the "Company"), Highway 217 East, P.O. Box 190, Breda, Iowa, 51436, for use at the Annual Meeting of Shareholders to be held May 17, 2000, at 7:30 p.m. at the American Legion Hall located at 208 Main, Breda, Iowa, and any adjournment thereof (the "Meeting"). When such ballot is properly executed and returned, the shares it represents will be voted at the Meeting in accordance with the instructions contained therein. This Proxy Statement and the accompanying ballot will be first mailed to shareholders on or about April 28, 2000. The cost of the distribution and handling of the ballots will be borne by the Company. The ballot is not solicited on behalf of the Board of Directors of the Company.

                                VOTING SECURITIES

Only shareholders of record as of the close of business on April 10, 2000 will be entitled to notice of and to vote at the Meeting.

The Company has a single class of common stock, without par value, ("Common Stock"), of which 37,682 shares were outstanding on April 10, 2000. Those shares were held by approximately 630 different shareholders. Each shareholder is entitled to only one vote on each matter presented to shareholders, regardless of the number of shares of Common Stock held by the shareholder, with one exception regarding shareholders who previously held shares of the Company's Class A stock. Those shareholders have one vote for each share of former Class A stock previously held by them on February 28, 1995, until one of the following occurs: the shareholder no longer receives service from the Company; the shareholder no longer resides in the Breda, Iowa or Lidderdale, Iowa telephone exchange area served by the Company; the shareholder dies; or the shareholder transfers the shareholder's shares to another person. As of April 10, 2000, there were 21 shareholders with multiple voting rights arising from their prior ownership of Class A stock, and they have one vote for each share of the former Class A stock previously held by them.

Any number of shareholders of the Company present in person or represented by proxy at the Meeting will constitute a quorum for the transaction of business at the Meeting, unless the representation of a different number is required by law, in which case the representation of the number so required shall constitute a quorum. Votes withheld for any director, abstentions and broker-dealer non-votes represented at the Meeting will be counted for quorum purposes, but will not be counted as votes cast with respect to any matter to come before the Meeting and will not affect the outcome of any matter. If a quorum exists, directors will be elected by a plurality of the votes cast. Shareholder action on other matters, including appointment of the auditors, will be approved if the votes cast favoring the action exceed the votes cast opposing the action, unless a greater number is required by law or the Company's Amended and Restated Articles of Incorporation.

Under the Company's Amended and Restated Bylaws, voting by shareholders on any question or in any election is required to be taken by written ballot. The Amended and Restated Bylaws also require that the written ballots be mailed by regular mail to all shareholders. The written ballots are to be accompanied by a self-addressed, stamped envelope. The envelopes are to be addressed to a post office box at the Carroll, Iowa post office. Any written ballots dropped off at the Company's offices prior to the corresponding shareholders meeting are delivered to that post office box, where practicable. The Company's Amended and Restated Bylaws also provide for a ballot committee of six individuals, comprised of two shareholders appointed by the Board of Directors on an annual basis, an accountant from the accounting firm doing the annual audit of the Company, legal counsel as appointed by the Board of Directors, and two other shareholders. The latter two shareholders appoint their own replacements for the next year. The ballot committee has sole control over the post office box and ballots, and is responsible for removing the ballots from the post office box and tallying the votes represented by the ballots. The results of the vote by the ballots have historically been determined prior to the meeting of the shareholders, and announced at the meeting. Given this practice, the Company does not call for votes of the shareholders at any meeting, and no vote of the shareholders will accordingly be taken at the Meeting. Shareholders are therefore strongly encouraged to timely mail their written ballots. Shareholders will, however, be permitted to present their ballots at the Meeting, and if you attend the Meeting and desire to withdraw your ballot, you may do so.

Given the requirement in the Company's Amended and Restated Bylaws that all voting by the shareholders be by written ballot and that all written ballots be mailed by regular mail to all shareholders prior to the meeting, no other shareholder action will be able to be taken at the Meeting, other than the election of directors and the ratification of the appointment of the Company's auditors for 2000, as discussed in this Proxy Statement.

                              ELECTION OF DIRECTORS

The Board of Directors of the Company consists of seven members, divided into three classes based upon the length of their term. Each member of the Board of Directors is elected to a three year term and until his or her successor is elected, and the terms of office of the directors are staggered so that three of the directors' terms expire in one year, two expire the next year, and two expire the following year. As discussed below, the terms of three directors will expire at the Meeting.

Each director must also be a shareholder of the Company, and a director will automatically cease to be a director if he or she sells or transfers all of his or her shares of Common Stock. Each director must also be at least 18 years old. Also, if a person has served for three consecutive terms as a director, that person must be off the Board for at least one year before the person can again be elected as a director.

The Company has established a nomination process for determining the nominees for directors of the Company. Under that process, a person meeting the qualifications set forth in the preceding paragraph can be nominated to serve as a director of the Company if at least three shareholders nominate that person and provide a nominating petition to the Company. The Company notified its shareholders by letter in February, 2000, that any one wishing to nominate themselves to serve as a director, or another shareholder to serve as a director, needed to submit a nominating petition to the Company by no later than March 31, 2000. Four individuals were nominated to serve as a director through this process. Those individuals are identified below.

Although the Board anticipates that all nominees will be able to serve, in the event any one or more nominees should be unable to do so, any vote for a nominee who, prior to election, is determined to be unable to serve, will not be counted and will not be cast for any other nominee.

Directors Continuing in Office

The following information is furnished for each person who will continue as a director following the Meeting.

Scott Bailey has been a director of the Company since April, 1998. His current term as a director of the Company will end in 2001. He has also served as a director of each of the Company's subsidiaries since April, 1998. He has been the Company's treasurer, and the treasurer of the Company's subsidiaries since April, 1999. Mr. Bailey was the finance manager of marketing and sales for Pella Corporation, Pella, Iowa, from August, 1993, to September, 1995. He has been a controller for Pella Corporation since September, 1995 to the present. Pella Corporation is a window and door manufacturer. Mr. Bailey is 37 years old.

Larry Daniel has been the Secretary and a director of the Company since April, 1995. His current term as a director of the Company will end in 2001. He has also held each of those positions with each of the Company's subsidiaries since April, 1995. Mr. Daniel is a self employed farmer, and has been for at least the last five years. Mr. Daniel is 57 years old.

Dave Grabner has been a director of the Company since April, 1999. His current term as a director of the Company will end in 2002. He has also served as a director of each of the Company's subsidiaries since April, 1999. Mr. Grabner is currently self employed as an electrician, and has been for at least the last five years. He was also previously self-employed as a farmer. Mr. Grabner is 51 years old.

Clifford Neumayer has been the Vice-President and a director of the Company since April, 1996. His current term as a director of the Company will end in 2002. He has also held each of those positions with each of the Company's subsidiaries since April, 1996. Mr. Neumayer has been self employed as a farmer since 1970. Mr. Neumayer is 51 years old.

Directors Who Will Not Continue in Office

Dave Hundling is also currently a director of the Company. Mr. Hundling's term as a director will expire at the Meeting, but Mr. Hundling has determined to not pursue re-election as a director. He has been a director of the Company since
April, 1997. He has also served as a director of each of the Company's subsidiaries since April, 1997. Mr. Hundling is also a self employed farmer, and has been for at least the last five years. Mr. Hundling is 52 years old.

Nominees for Director

As indicated above, the terms of three directors will expire at the Meeting. Three directors accordingly need to be elected. The directors who are elected will serve until the annual meeting of the Company to be held in 2003. There are four nominees for those three director positions, and the following information is provided regarding those nominees.

Rod Doorenbos is one of the nominees for election as a director. He was previously a director and the treasurer of the Company. He held those positions from the annual meeting of the shareholders of the Company which was held in 1996 until the annual meeting of the shareholders which was held in 1999. He was also a director and the treasurer of the Company's subsidiaries during that same time period. Mr. Doorenbos is currently the sole shareholder and chief executive officer of Agri- Enterprises, Inc., and has been since the organization of Agri-Enterprises, Inc. in March, 1976. Until June, 1998, Agri-Enterprises, Inc. was engaged in various agricultural activities, including grain marketing and storage. Mr. Doorenbos was responsible for all aspects of Agri-Enterprises, Inc.'s activities during that time period. Since June, 1998, Mr. Doorenbos has been a consultant and business appraiser for Agri-Enterprises, Inc. He is also currently a member of the Institute of Business Appraisers and is working toward a Certified Business Appraiser designation from that organization. Mr. Doorenbos is 55 years old.

Roger Nieland is also a nominee for election as a director. Mr. Nieland is currently self-employed as a farmer, and has been for at least the last five years. He has been a trustee for Wheatland Township, in Carroll County, Iowa, for approximately ten years. The trustees' duties include managing the funds of the township, enforcing its rules, and overseeing certain disputes within the township. Mr. Nieland's term as a trustee will expire in June, 2000. He has also been a director of Iowa Ethanol Co-Op for the last three years. Iowa Ethanol Co-Op has organized the start-up of a corn milling plant in Glidden, Iowa. The corn milling plant operates under the name Iowa Corn Processors. Mr. Nieland is 64 years old.

Dean Schettler is another nominee for election as a director. He has been a director of the Company since April, 1997, and the president of the Company since April, 1998. He has also been a director of each of the Company's subsidiaries since April, 1997, and the president of the subsidiaries since April, 1998. Mr. Schettler has been employed by Pella Corporation, Pella, Iowa, since August, 1986. He was a moulder technician until August, 1997. Since that time he has been a production coordinator. Pella Corporation is a window and door manufacturer. Mr. Schettler is 47 years old.

John Wenck is also a nominee for election as a director. He has been a director of the Company since April, 1997. He has also served as a director of each of the Company's subsidiaries since April, 1997. Mr. Wenck is currently self employed as a farmer. He was also previously employed by the United Parcel Service as a delivery driver. Mr. Wenck is 61 years old.

Directors of the Company's Subsidiaries

The directors of the Company have historically also served as the directors for the Company's five direct and indirect wholly owned subsidiaries. The nominees who are elected to serve as a director of the Company will accordingly also be elected by the Company or the applicable subsidiary of the Company to serve as a director of each of those five subsidiaries.

Committees of the Board of Directors

The Board of Directors does not have any standing Audit, Nominating or Compensation Committee, or any other committees performing similar functions.

Meetings of the Board of Directors

The Board of Directors held 22 meetings during 1999. All directors attended at least 75% of those meetings.

Compensation of the Board of Directors

All of the Company's directors receive $100 for each regular, special and conference call meeting of the Board of Directors. The vice-president, secretary and treasurer of the Company also currently receive an additional $25 for each regular, special and conference call meeting of the Board, and the president of the Company receives an additional $50 per meeting. Those payments are made to those individuals in their capacities as directors, and are based upon their additional duties at the meetings of the Board.

All of the Company's directors also currently receive $125 per day for all day meetings of the Board.

All of the Company's directors also currently receive $125 per day for each outside meeting of the Board lasting over 3 hours. The directors receive one-half of the regular meeting rate for each outside meeting which lasts less than three hours. Outside meetings are not formal meetings of the Board of Directors. Examples of outside meetings include conventions and city council meetings.

Directors are also reimbursed for mileage and any expenses paid by them on account of attendance at any meeting of the Board or other meetings attended by them in their capacity as a director of the Company.

Directors may also receive internet access from the Company or its subsidiaries at no cost. The current estimated yearly value of internet access is $300.

Executive Officers of the Company
The executive officers of the Company are elected annually by the Board of Directors at its annual meeting, and hold office until the next annual meeting of the Board of Directors and until their successors are chosen. Any officer may be removed by the Board of Directors at any time, with or without cause. Each officer must also be a director and a shareholder of the Company. The officers of the Company as of the time of the mailing of this proxy statement are identified in the above discussion of the directors of the Company. The officers of the Company have historically also served as the officers for each of the Company's five direct and indirect wholly owned subsidiaries.

Significant Employees

The Company also has two employees who the Company believes make a significant contribution to its business. Those employees are Robert J. Boeckman and Jane A. Morlok.

Mr. Boeckman has been the Manager of the Company since January, 1995. He was also given the title of chief operating officer in March, 1998. Mr. Boeckman is 38 years old.

Ms. Morlok has been Co-Manager of the Company since March 30, 1998. She was the Assistant Administrator/CFO of Manning Regional Healthcare Center in Manning, Iowa from July, 1987 until March, 1998. Ms. Morlok is 46 years old.

The Company has an employment agreement with Mr. Boeckman. Mr. Boeckman is responsible for the day-to-day operations of the Company under the employment agreement. The term of Mr. Boeckman's employment agreement will end on December 31, 2001. The employment agreement will automatically extend for successive one year periods, however, unless the Company or Mr.

Boeckman provides the other with written notice prior to April 1 in any year of their desire to terminate the employment agreement at the end of that year. The Company may also terminate the employment agreement for any reason, including a breach or default by Mr. Boeckman, by giving Mr. Boeckman at least 90 days notice of his last day of employment with the Company.

Mr. Boeckman's yearly salary under the employment agreement is increased effective January 1 of each year by 3 1/2 percent of the prior year's salary, plus a cost of living increase based on the percentage increase in the U.S. Department of Labor's cost of living index for the previous year.

Mr. Boeckman may also receive an annual bonus or other similar payments in the discretion of the Company's Board of Directors.

If Mr. Boeckman becomes totally disabled, he will continue to receive his then current salary until benefits under the Company's disability program become payable to him. If he dies while employed, Mr. Boeckman's estate or other designated beneficiary will receive his salary up to the date of death, and an additional six months of salary at the rate at the time of death and the salary equivalent of all accrued unused vacation time at the date of death.

If Mr. Boeckman's employment is terminated without cause, Mr. Boeckman will receive a payment from the Company of an amount equal to the remaining salary that would have been paid to him up to the then expiration date of the employment agreement.

Mr. Boeckman may terminate his employment with the Company if there is a change in the majority ownership of the Company. In that event, Mr. Boeckman will be entitled to receive a payment from the Company of an amount equal to the remaining salary that would have been paid to him up to the then expiration date of the employment agreement.

Mr. Boeckman is also entitled to the same benefits and under the same conditions as are available to other full time employees of the Company. Some of those benefits include health insurance, life insurance and disability insurance, and participation in the Company's defined benefit retirement and security program. The Company contributes an amount equal to 8.6% of Mr. Boeckman's annual gross salary under that program.

Mr. Boeckman is also reimbursed by the Company under the employment agreement for all necessary and reasonable expenses incurred by him in performing services for the Company.

Mr. Boeckman also receives local telephone service, basic cable service, internet access and cellular phone service from the Company or its subsidiaries at no cost. He also receives a yearly clothing allowance.

The Company is in the process of negotiating a new employment agreement with Mr. Boeckman, but no definitive agreement had been reached at the time of the mailing of this proxy statement.

Ms. Morlok has been employed under an employment agreement which was to end on March 30, 2000. The Company is in the process of negotiating a new employment agreement with Ms. Morlok, but no definitive agreement had been reached at the time of the mailing of this Proxy Statement. Her employment with the Company is currently continuing under her current employment agreement, but on a month-to-month basis.

The Company may terminate Ms. Morlok's employment at any time, and for any reason, by giving her 30 days prior written notice. In that event, however, the Company must pay Ms. Morlok an amount equal to the remaining salary that would have been paid to her through the normal termination date of the employment agreement. The Company may also terminate the employment agreement on five days prior written notice if the termination is for cause. The employment agreement will also terminate thirteen weeks after Ms. Morlok is determined to be totally disabled.

Ms. Morlok receives various benefits under the employment agreement in addition to her salary, such as three weeks paid vacation per year; health, disability and life insurance; a death benefit; participation in the Company's defined benefit retirement and security program; a clothing allowance; and free local telephone services.

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth the beneficial security ownership, as of April 10, 2000, of the Company's Common Stock by the directors, director nominees, executive officers and the manager of the Company, both individually and as a group:

          Name and Address of                        Number of Shares
           Beneficial Owner                    Ownership       Percent of Class
           ----------------                    ---------       ----------------

          Dean Schettler                              30          .08%
          16326 120th St
          Breda, Iowa 51436

          Clifford Neumayer                          181          .48%
          11846 Ivy Avenue
          Breda, Iowa 51436

          Larry Daniel                                 2         .005%
          15731 Robin Avenue
          Glidden, Iowa 51433

          Dave Hundling                              108          .29%
          12245 Birch Avenue
          Breda, Iowa 51436

          John Wenck                                      6       .02%
          23909 140th St
          Carroll, Iowa 51401

          Scott Bailey                                   20       .05%
          12424 120th Street
          Breda, Iowa 51436

          Dave Grabner                                   55*      .15%
          11098 130th Street
          Breda, Iowa 51436

          Robert Boeckman                                30       .08%
          23678 150th Street
          Carroll, Iowa 51401

          Rod Doorenbos                                 377**       1%
          104 Maple
          Breda, Iowa 51436

          Roger Nieland                                  67       .18%
          13312 Eagle Avenue
          Breda, Iowa 51436

          All directors, director nominees,             876      2.32%
          executive officers and the
          manager as a group (10  persons)

          *    One of these shares is held by Mr. Grabner's spouse.

          **   Thirty of these shares are held by  Agri-Enterprises,  Inc.,  and
               two  of  these   shares  are  held  by   Agri-Services,   a  sole
               proprietorship.

To the Company's knowledge, no person is the beneficial owner of more than 5% of the Company's Common Stock.

                       EXECUTIVE COMPENSATION AND BENEFITS

The following table shows the compensation paid by the Company to Robert J. Boeckman, the Company's manager, in the 1999, 1998 and 1997 fiscal years. Mr. Boeckman's services as the manager of the Company are similar to those normally provided by a chief executive officer of an Iowa corporation.

                                                Summary Compensation Table

         Name and                                                  Other Annual       All Other
         Position               Year      Salary(1)    Bonus      Compensation(2)    Compensation(3)
         --------               ----      ---------    -----      ---------------    ---------------
     Robert J. Boeckman,        1999       $74,159          -0-      $   617          $14,568
     Manager                    1998       $70,700      $ 2,000      $ 4,737          $13,951
                                1997       $67,142      $ 2,000      $ 3,015          $13,157

     (1) This amount includes a contribution by Mr. Boeckman of 3% of his annual gross salary pursuant to the Company's defined benefit retirement and security program, which is sponsored by the National Telephone Cooperative Association. As a condition of participation in that program, Mr. Boeckman must contribute a minimum of 3% of his annual gross salary. See also the "All Other Compensation" column above.

     (2) This amount includes payments to Mr. Boeckman by the Company from a fund established by the Company based upon sales of cell phones. The fund is allocated equally among the employees employed at the Company's and Westside Independent Telephone Company's offices. All employees share in the fund even if they are not involved in the sale of cell phones. Mr. Boeckman is not involved in those sales. The amount also includes a yearly clothing allowance and the estimated yearly value of services provided to Mr. Boeckman by the Company or its subsidiaries at no cost. Those services are local telephone service, basic cable service, internet access, and cellular phone service.

     (3) This amount represents contributions by the Company on behalf of Mr. Boeckman to the Company's defined benefit retirement and security program, which is sponsored by the National Telephone Cooperative Association. The program requires the Company to contribute an amount equal to 8.6% of Mr. Boeckman's annual gross salary. See also footnote 1 above regarding Mr. Boeckman's contributions to the program. This amount also includes a long term disability contribution of 1.02% of salary and employer-paid premiums on health, life and accidental death and dismemberment insurance.

Dean Schettler is the president of the Company. No information is provided for Mr. Schettler in the above Summary Compensation Table because he does not receive compensation in his capacity as the president of the Company. Mr. Schettler does receive compensation for his services as a director of the Company. The compensation payable to directors is discussed above.

No other executive officer's or significant employee's total annual salary, bonus and other annual compensation exceeded $100,000 during any of the 1997, 1998 or 1999 fiscal years.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Two of the Company's directors, Clifford Neumayer and David Grabner, filed amendments to their initial Form 3 filings with the SEC on March 10, 2000. The purpose of Mr. Neumayer's amendment was to delete the information in Mr. Neumayer's Form 3 which stated that he had beneficial ownership of fifteen shares of the Company's Common Stock which were held by another individual and one share held by a partnership. After further review, it was determined that the individual did not own any shares of the Company's Common Stock, and that Mr. Neumayer was not one of the partners of the partnership. The purpose of Mr. Grabner's amendment was to add the information that Mr. Grabner beneficially owns the one share of the Company's Common Stock that is held by Mr. Grabner's spouse.

                     RATIFICATION OF APPOINTMENT OF AUDITORS

The Board of Directors has appointed the accounting firm of Kiesling Associates, LLP to act as independent auditors for the Company during 2000 and is requesting ratification by the shareholders. The Company knows of no direct or material indirect financial interests of Kiesling Associates, LLP in the Company. Representatives of Kiesling & Associates LLP are expected to be present at the Meeting and may make a statement, if they desire to do so, and will be available to respond to appropriate questions.

                              SHAREHOLDER PROPOSALS

To be included in the proxy statement and written ballot for the 2001 annual meeting of the shareholders, shareholder proposals intended to be presented at that meeting must be received by the Company at its principal office no later than January 19, 2001, and must otherwise be in compliance with applicable securities laws.

                                  OTHER MATTERS

Management does not know of any matters to be presented at the Meeting other than those stated above. As discussed in the Section above entitled Voting Securities, given the requirement that all voting by the shareholders must be by written ballots which have been mailed to the shareholders prior to the meeting at which the action is to be taken, no other matters can be properly acted upon by the shareholders at the Meeting.

A copy of the Annual Report to Shareholders for 1999 is mailed to shareholders together with this Proxy Statement. The Annual Report is not incorporated in this Proxy Statement and is not to be considered a part of the proxy soliciting material.

                                            By order of the Board of Directors,



                                            Larry Daniel
                                            Secretary
Breda, Iowa
April 28, 2000

                              BREDA TELEPHONE CORP.

                               1999 ANNUAL REPORT

                                       TO

                                  SHAREHOLDERS

     This annual report is being provided to all of the shareholders of Breda Telephone Corp. ("Breda") in connection with the 1999 annual meeting of the shareholders which will be held at the American Legion Hall located at 208 Main, Breda, Iowa, on Wednesday, May 17, 2000, at 7:30 p.m. This annual report is not incorporated into the proxy statement and is not proxy soliciting material.

Cautionary Statement on Forward Looking Statements.

     Certain statements in this annual report contain forward looking statements that involve and are subject to various risks, uncertainties and assumptions. Forward looking statements include, but are not limited to, statements with respect to anticipated future trends in revenues and net income, projections concerning operations and cash flow, growth and acquisition opportunities, management's plans and intentions for the future, and other similar forecasts and statements of expectation. Words such as "expects," "estimates," "plans," "anticipates," "contemplates," "predicts," "intends," "believes," "seeks," "should," "thinks," "objectives" and other similar expressions or variations thereof are intended to identify forward looking statements. Forward looking statements made by Breda and its management are based on estimates, projections, views, beliefs and assumptions made or existing at the time of such statements and are not guarantees of future results or performance. Breda disclaims any obligation to update or revise any forward looking statements based on the occurrence of future events, the receipt of new information, or otherwise.

     Actual future performance, outcomes and results may differ materially from those expressed in forward looking statements as a result of numerous risks, uncertainties and assumptions, all of which are beyond the control of Breda and its management. The risks, uncertainties and assumptions affecting forward looking statements include, but are not limited to:

     o the possible adverse effects to Breda and its subsidiaries which may arise under the regulations which will be promulgated under the Telecommunications Act of 1996, including increased competition;

     o    adverse changes by the Federal Communications  Commission in the rates
          of  the  access   charges  that  can  be  charged  by  Breda  and  its
          subsidiaries to long distance carriers;

     o technological advances in the telecommunications and cable industries which may replace or otherwise adversely affect in a material way the existing technologies utilized by Breda and its subsidiaries;

     o    employee relations;

     o    management's business strategies;

     o    general  industry   conditions,   including   consolidations   in  the
          telecommunications and cable industries;

     o general economic conditions at the national, regional and local levels;

     o    acts or omissions of competitors and other third parties;

     o    changes in or more governmental laws, rules,  regulations or policies;
          and

     o    continued availability of financing, and on favorable terms.

                             DESCRIPTION OF BUSINESS

General.

Breda is an Iowa corporation with its principal offices in Breda, Iowa.

Breda's principal business is providing telephone services. Telephone services are also provided by two of Breda's wholly owned subsidiaries, Prairie Telephone Company, Inc. ("Prairie Telephone") and Westside Independent Telephone Company ("Westside Independent"). A total of seven Iowa towns and their surrounding rural areas currently receive telephone services from Breda, Prairie Telephone or Westside Independent.

Another   of   Breda's   wholly   owned   subsidiaries,    Tele-Services,   Ltd.
("Tele-Services"), provides cable television services to eighteen towns in Iowa and one town in Nebraska.

Westside Communications, Inc. ("Westside Communications") was a wholly owned subsidiary of Tele-Services that provided cable television services to two Iowa towns. Westside Communications was dissolved effective December 2, 1999, and all of its assets were transferred to, and all of its liabilities were assumed by, Tele-Services at that time. The dissolution of Westside Communications and the transfer of its assets to Tele-Services and the assumption of its liabilities by Tele-Services did not have any material adverse effect on the operations or financial condition of Tele-Services. The dissolution was effectuated primarily for administrative convenience.

Breda's and its subsidiaries' telephone and cable television businesses are discussed in more detail below. Some of the other miscellaneous business operations of Breda and its subsidiaries are also briefly discussed below.

Telephone Services.

Breda, Prairie Telephone and Westside Independent provide telephone services to the following seven Iowa towns and their surrounding rural areas:

          o    Breda, Iowa

          o    Lidderdale, Iowa

          o    Macedonia, Iowa

          o    Farragut, Iowa

          o    Pacific Junction, Iowa

          o    Yale, Iowa

          o    Westside, Iowa.

Breda provides services to Breda, Lidderdale and Macedonia. Prairie Telephone provides services to Farragut, Pacific Junction and Yale. Westside Independent provides services to Westside. The surrounding rural areas that are served are those within approximately a ten mile to fifteen mile radius of each of the towns.

All of the towns are in central and southern Iowa.

The primary services provided by Breda, Prairie Telephone and Westside Independent are providing their subscribers with basic local telephone service and access services for long distance or other calls outside the local calling area. As of December 31, 1999, they were serving approximately 2,642 telephone numbers and related access lines. Breda, Prairie Telephone and Westside Independent derive their principal revenues from providing these services.

They also provide other telephone related services. For example, they sell and lease telephone equipment to their subscribers, provide inside wiring and other installation, maintenance and repair services to their subscribers, and provide custom calling services to their subscribers. They also derive revenues from providing billing and collection services for some long distance carriers for the long distance calls made by their subscribers.

Telephone services providers like Breda, Prairie Telephone and Westside Independent are subject to competition from other providers. As a result of the Telecommunications Act of 1996, telephone companies are no longer afforded exclusive franchise service areas. Under that Act, competitors can now offer telephone services to Breda's, Prairie Telephone's and Westside Independent's subscribers, and also request access to their lines and network facilities. The Act contemplates that various regulations will be promulgated by the FCC and state regulatory agencies to implement various parts of the Act, such as regulations setting out the procedures and methods for implementing and promoting competition in the telephone industry, and standards for wholesale pricing, interconnection rates and for local network rates. Some of those regulations had still not been finalized at the time of the preparation of this annual report, and some legal and court actions have been taken by some regulators and others in the telephone industry challenging some aspects of some of the proposed regulations and procedures. Until those regulations are finalized, it is not possible to predict how the Telecommunications Act of 1996 may affect Breda, Prairie Telephone, Westside Independent and their telephone businesses. The regulations could, however, have a material adverse effect, and the Act does open up Breda, Prairie Telephone and Westside Independent to competition that they were not subject to in the past.

Although competition is permitted, Breda, Prairie Telephone and Westside Independent currently do not have direct competition in providing basic local telephone service in their existing service areas. They do, however, experience competition in providing access services and other services to long distance carriers. For example, they experience competition in providing access services for long distance when their subscribers use private line transport, switched voice and data services, microwave, or cellular or personal communications service. In those cases, the subscriber is not using Breda's, Prairie Telephone's or Westside Independent's networks or switches, so they cannot charge access charges to the long distance carrier. Various other competitors and forms of competition are also likely to arise in the future as technological advances occur in the telecommunications and cable industries.

Some of the cellular ventures in which Breda, Prairie Telephone and Westside Independent have invested or may later invest in may provide cellular services in the telephone exchange areas serviced by them. As indicated in the preceding paragraph, cellular services are competitive with the telephone services provided by Breda, Prairie Telephone and Westside Independent. Breda does not believe, however, that investments in cellular ventures are inconsistent or in conflict with Breda's, Prairie Telephone's or Westside Independent's overall business. Breda also believes those investments are one method of attempting to diversify across the various telecommunications methods which are available today.

Breda, Prairie Telephone and Westside Independent also experience competition in providing billing and collection services to long distance carriers. The competition is from third parties who provide similar services. The long distance carriers are also starting to provide their own billing and collection services, rather than contracting for those services with others like Breda, Prairie Telephone and Westside Independent. Directory advertising is also now subject to competition because the Telecommunications Act of 1996 prohibits Breda, Prairie Telephone and Westside Independent from requiring exclusive listings in their phone books. Breda, Prairie Telephone, Westside Independent and BTC, Inc. face competition in the sale and lease of telephone, cellular and related equipment because there are numerous competitors who sell and lease telephone, cellular and related equipment. (BTC, Inc. is a subsidiary of Prairie Telephone, and is discussed below.) Breda, Prairie Telephone, Westside Independent and BTC, Inc. also face competition in providing internet access, although the competition was not very intense or expansive as of the time of the preparation of this annual report. The cellular ventures in which Breda, Prairie Telephone and Westside Independent have invested face competition in providing cellular services and equipment from various competitors offering cellular and personal communications services. Competition in all of the foregoing areas is based primarily on cost, service and experience.

Cable Services.

Tele-Services owns and operates the cable television systems in the following eighteen Iowa towns:

     o    Arcadia

     o    Auburn

     o    Bayard

     o    Breda

     o    Churdan

     o    Farragut

     o    Grand Junction

     o    Hamburg

     o    Lohrville

     o    Malvern

     o    Neola

     o    Oakland

     o    Riverton

     o    Sidney

     o    Tabor

     o    Thurman

     o    Treynor

     o    Westside

Tele-Services also owns and operates the cable television system for the town of Beaver Lake, Nebraska.

As of December 31, 1999, Tele-Services was providing cable television services to approximately 3,534 subscribers.

Tele-Services derives its principal revenues from monthly fees charged to its cable subscribers for basic and premium cable services provided to those subscribers.

Tele-Services provides cable services to each of the towns pursuant to franchises or agreements with each of those towns.

The Telecommunications Act of 1996 also applies to cable services providers, and cable services providers such as Tele-Services are therefore subject to competition from other providers. As discussed above regarding the telephone services provided by Breda, Prairie Telephone and Westside Independent, various regulations are to be promulgated under that Act, but some of those regulations had still not been finalized at the time of the preparation of this annual report, and some legal and court actions have been taken by some regulators and others challenging some aspects of some of the proposed regulations and procedures. Until those regulations are finalized, it is not possible to predict how the Telecommunications Act of 1996 may affect Tele-Services and its cable business. The regulations could, however, have a material adverse effect. Breda currently contemplates, however, that any competition in the cable industry arising as a result of the Telecommunications Act of 1996 may occur at a slower pace than will be the case for telephone services providers, in particular in rural areas like those served by Tele-Services. One result of the Telecommunications Act of 1996 with respect to cable services providers is that telephone services must be allowed to be provided through the cable of cable services providers.

Tele-Services' franchises or agreements with the towns do not grant Tele-Services the exclusive right to provide cable services in the towns, and other cable service providers can provide cable services in the towns. There currently are not, however, any other cable service providers in any of the towns. Although difficult to predict, Tele-Services currently does not contemplate any competitor coming into the towns given, among other things, the smaller size of the towns and the costs to expand into them.

As indicated, although cable services providers like Tele-Services are subject to competition from other providers, Tele-Services currently does not have direct competition from other cable services providers in the towns Tele-Services now services. There is, however, competition in other forms. For example, Tele-Services experiences strong competition from wireless and satellite dish providers. Various other competitors and forms of competition are also likely to arise in the future as technological advances occur in the telecommunications and cable industries.

Miscellaneous Businesses.

Breda and some of its subsidiaries are also engaged in other miscellaneous businesses.

For example, Breda, Prairie Telephone and Westside Independent also provide internet access through their telephone lines to subscribers desiring that access. They were providing internet access to approximately 485 subscribers as of December 31, 1999. Internet access is also provided by BTC, Inc. ("BTC") in some areas which are outside of the telephone exchange areas currently served by Breda, Prairie Telephone and Westside Independent. The area served by BTC is currently limited to Carroll, Iowa and various communities surrounding Carroll, Iowa. BTC provided internet access to approximately 1,197 subscribers as of December 31, 1999. BTC is a wholly owned subsidiary of Prairie Telephone.

BTC was organized primarily to explore the possibility of becoming a competitive local exchange carrier in some Iowa communities which are not served by Breda, Prairie Telephone or Westside Independent. No firm decision has been made as to whether BTC will ever attempt to provide telephone services, however, and BTC cannot provide any telephone services in the state of Iowa without first filing satisfactory tariff information with the Iowa Utilities Board and the filing and giving of various required notices. BTC would also need to raise significant additional capital and/or obtain third party financing before BTC would be able to finance the construction and start up of a new telephone business. BTC does provide internet access, as discussed in the preceding paragraph. BTC also plans to use part of its business location in Carroll, Iowa as a retail store for the sale and lease of telephone, cellular and related equipment and merchandise. It is contemplated that the store will open for business in April, 2000.

Breda and Prairie Telephone have purchased spectrum from Iowa Wireless Inc. for providing personal communications services in the Breda, Lidderdale and Yale telephone exchange areas. Iowa Wireless Inc. is a subsidiary of Iowa Network Services, Inc. Spectrum is bandwidth allocated by the Federal Communications Commission to provide data and voice communication. The bandwidth of a transmitted communications signal is a measure of the range of frequencies the signal occupies. In the communications industry, this measurement is defined as megahertz. Iowa Wireless Inc. held the 30 MHz license for the Breda, Lidderdale and Yale telephone exchange areas, and Breda and Prairie Telephone purchased 10 MHz licenses for those areas from Iowa Wireless Inc. on March 26, 1999. They purchased 10 MHz licenses because that was the only license being offered by Iowa Wireless Inc. at that time. Each independent telephone company in Iowa had first opportunity to purchase the spectrum in its local exchange areas for $3.50 per pop (population). Prairie Telephone purchased its Yale exchange pops at $3.50 each, for a total of $2,051. At that time, a limited liability company was formed by some of the independent telephone companies who were eligible and desired to own spectrum to provide personal communications services in the areas that were close to their own local exchange areas. The companies included Prairie Telephone and the telephone companies for the Casey, Menlo, and Panora, Iowa, areas. The limited liability company was named the Guthrie Group, L.L.C., and Prairie Telephone purchased 100 units in Guthrie Group, L.L.C. for $10,000. The personal communications service licenses owned by Prairie Telephone and the other independent telephone companies which became members of Guthrie Group, L.L.C. will not be included in the Guthrie Group, L.L.C. As of the time of the preparation of this annual report, Guthrie Group, L.L.C. had acquired spectrum for some telephone exchange areas located in Guthrie County, Iowa.

Breda purchased the personal communications service licenses for its Breda and Lidderdale exchange areas for $3.50 per pop, totaling $5,383. Discussions have taken place regarding the formation of a limited liability company which would include Breda and some other independent telephone companies as members and which might acquire spectrum for personal communications service or otherwise invest in personal communications service ventures. No limited liability company had been formed and no other agreements had been reached at the time of the preparation of this annual report, however, but under the current discussions Breda and the other members would contribute their personal communications service licenses to the limited liability company and be equal owners of the limited liability company.

Personal communications service ("PCS") is a relatively new area in the telecommunications industry. It is a wireless voice and data service somewhat similar to cellular telephone service, but emphasizing personal service and extended mobility. It is sometimes referred to as digital cellular (although cellular systems can also be digital). Like cellular, PCS is for mobile users and requires a number of antennas to blanket an area of coverage. As a user moves through and between service areas, the user's phone signal is picked up by the nearest antenna and then forwarded to a base station that connects to the wired network. The phone itself is slightly smaller than a cellular phone. PCS is being introduced first in highly urban areas for large numbers of users. The "personal" in PCS distinguishes this service from cellular by emphasizing that, unlike cellular, which was designed for car phone use with transmitters emphasizing coverage of highways and roads, PCS is designed for greater user mobility. It generally requires more cell transmitters for coverage, but has the advantage of fewer blind spots. Technically, cellular systems in the United States operate in the 824- 849 megahertz (MHz) frequency bands; while PCS operates in the 1850-1990 MHz bands. Several technologies are used for PCS in the United States, including Cellular Digital Packet Data and Global System for Mobile communication. Global System for Mobile is more commonly used in Europe and elsewhere, and is the technology that is being employed by Iowa Wireless Inc. Although difficult to predict, personal communications services may become very important in the future and may be highly competitive with current cellular services. Breda and Prairie Telephone have not made any firm decision on whether they will ever offer any personal communications services, and they do not in any event contemplate offering any personal communications services for at least one to two years, primarily because those services must first be available in surrounding areas before Breda and Prairie Telephone can provide those services.

Breda, Prairie Telephone and Westside Independent do not currently own spectrum for all of the telephone exchange service areas currently serviced by them, and there is no guarantee that they will be able to acquire spectrum for all of those areas. Also, Breda, Prairie Telephone and Westside Independent will face competition in providing personal communications services because no exclusive rights can be acquired with respect to that technology.

Pacific Junction Telemarketing Center, Inc. ("Pacific Junction") is a wholly owned subsidiary of Prairie Telephone. Pacific Junction provides telemarketing services, and the telemarketing calls made by Pacific Junction are a major source of access charges revenue for Breda. Pacific Junction experienced calling number unavailability during 1999, which resulted in less hours spent on the phone making telemarketing calls, and thereby less access charges revenue for Breda.

It is common in the industry for small telemarketing firms like Pacific Junction to contract with a vendor who solicits calling lists and programs from major companies. Because Pacific Junction's vendor, Aegis, began operating its own calling centers and did not have a surplus of numbers to contract out to smaller telemarketing firms, Pacific Junction terminated its relationship with Aegis in May, 1999, and instead contracted with Results Telemarketing, Inc. to provide telemarketing calling leads. Results Telemarketing, Inc. also has, however, its own telemarketing centers, and has struggled to provide a continuous supply of telemarketing numbers to Pacific Junction. Also, the telemarketing industry as a whole has experienced a downturn in companies using telemarketing services in their telemarketing programs. Pacific Junction is therefore soliciting free-lance work and new vendor contacts, but expects the next twelve months to not show a substantial change in telemarketing revenue.

Revenues are also generated from sales of cellular phones and related service packages.

Revenues may also arise from investments in other entities which provide cellular phone services or which invest in other cellular phone or telecommunications ventures. Some of those investments are noted in the financial statements included at the end of this annual report.

The revenues from those investments can be in the form of distributions which may be made by the entities. For example, Breda, Prairie Telephone and Westside Independent received, in the aggregate, approximately $127,483 in distributions from some of the cellular ventures in which they have invested. None of Breda, Prairie Telephone or Westside Independent controls, however, any distribution decisions, so no distributions are ever guaranteed, and the timing and amount of any distributions may therefore vary greatly from year to year. Breda, Prairie Telephone and Westside Independent have also received, in the past, settlement payments from some of their cellular investments. Settlement payments are unusual items which generally result from payments received for not exercising a right of first refusal to purchase additional units during a merger or buyout by another company. They did not receive any settlement payments in 1999, but they received, in the aggregate, approximately $409,212 in settlement payments in 1998. Breda, Prairie Telephone and Westside Independent do not control any settlement payments, and settlement payments are in any event usually one-time events, so no settlement payments are guaranteed and the timing and amount of any settlement payments will vary greatly from year to year.

Breda received annual fees of, respectively, $5,000 and $24,000 in 1999 from two entities in which Breda is an investor. Those fees were paid in consideration for Breda's manager serving as a manager for one of those entities, and for Breda's manager serving on the board of directors of the other entity.

Breda and its subsidiaries also have various other miscellaneous investments. Those investments are described in the financial statements included at the end of this annual report.

Employees.

As of December 31, 1999, Breda had 24 full time employees. Breda employs all of those employees, but those employees also provide the labor and services for Prairie Telephone, Westside Independent, Tele-Services and BTC. The salaries and other costs and expenses of the employees are allocated among Breda and its subsidiaries based on time sheet allocations. There currently are not any collective bargaining or other labor agreements with any of Breda's employees, and only two of Breda's employees have written employment agreements. Those employment agreements are with the manager and the co-manager of Breda.

Pacific Junction had 3 full-time employees as of December 31, 1999. Pacific Junction currently has no collective bargaining or labor agreements with any of its employees.

Breda and Pacific Junction also utilize part-time employees on an as needed basis. Pacific Junction utilizes up to approximately seventeen part time employees at a time, primarily for the purpose of making telemarketing calls.

Sale of Direct Broadcast Satellite Operation.

On January 11, 1999, Breda sold substantially all of its assets comprising its direct broadcast satellite operation. The purchase price received by Breda was $8,274,689. The sale resulted in a pre-tax gain of $7,436,415, which was included in Breda's operations during the first quarter of 1999. The buyer also assumed:

     o    Breda's   obligations  to  its  direct  broadcast  satellite  services subscribers for refundable deposits and advance payments made by those subscribers; and

     o Breda's obligations otherwise arising after the closing date of the sale under Breda's various licenses and contracts related to its direct broadcast satellite business and assets.

Breda also executed a noncompetition agreement as part of the transaction.

Breda's direct broadcast satellite operation included its licenses to provide direct broadcast satellite services in five Iowa counties and four counties in Nebraska. At the time of the sale, Breda was providing direct broadcast satellite services to approximately 4,048 subscribers.

One factor which caused Breda to sell the direct broadcast satellite operation was Breda's determination that the purchase price offered by the buyer was quite favorable. Breda had also determined that the cash available from the sale would provide it with funds for possible acquisition of additional telephone lines in areas that Breda knew were going to become available from GTE and US West after the closing of the sale. Breda believed that the sale of the direct broadcast satellite operation would also be beneficial to Breda because it would allow Breda to focus on its core business of providing telephone services. Another factor contributing to the sale was the consolidation occurring in the direct broadcast satellite industry, which Breda believed would make it more difficult for Breda to efficiently compete in the industry. Breda's original contract for its direct broadcast satellite operation was also nearing renewal, and there was some uncertainty concerning its renewal. This uncertainty also contributed to the decision to sell the operation.

Pending Sale of Prairie Telephone's Stock in Central Iowa Cellular, Inc.

Prairie Telephone has investments in other entities which provide cellular phone services or which invest in other cellular phone or telecommunications ventures.

One of those investments is in the common stock of Central Iowa Cellular, Inc. Central Iowa Cellular, Inc. is an Iowa corporation that was incorporated in December of 1983. Central Iowa Cellular, Inc. was organized by Prairie Telephone and some other Iowa based independent telephone companies. Prairie Telephone owns 3,000 shares of common stock of Central Iowa Cellular, Inc. Those 3,000 shares constitute 20% of the total issued and outstanding shares of stock of Central Iowa Cellular, Inc.

Central Iowa Cellular, Inc. was organized for the purpose of becoming a partner in Des Moines MSA General Partnership. Des Moines MSA General Partnership is an Iowa partnership which provides cellular telephone services to customers within the Des Moines, Iowa metropolitan area. Central Iowa Cellular, Inc. owns 24% of the partnership interests in Des Moines MSA General Partnership. The remaining 76% of the partnership interests in Des Moines MSA General Partnership are owned by AirTouch Iowa, LLC, a Delaware limited liability company.

On March 29, 2000, AirTouch Iowa, LLC, Central Iowa Cellular, Inc., Prairie Telephone, and the other shareholders of Central Iowa Cellular, Inc. entered into a Stock Purchase Agreement whereby AirTouch Iowa, LLC will, subject to the satisfaction of the various conditions set forth in the Stock Purchase Agreement, acquire all of the issued and outstanding shares of stock of Central Iowa Cellular, Inc. from all of its shareholders, including Prairie Telephone. After the closing of the Stock

Purchase Agreement, AirTouch Iowa, LLC will own all of the issued and outstanding shares of stock of Central Iowa Cellular, Inc., and will thereby acquire the 24% of the partnership interests of Des Moines MSA General Partnership which are owned by Central Iowa Cellular, Inc.

Under the Stock Purchase Agreement, Prairie Telephone will sell all of its 3,000 shares of common stock in Central Iowa Cellular, Inc. to AirTouch Iowa, LLC for $5,100,000. The purchase price was a negotiated price that Prairie Telephone and Breda Telephone Corp. believe is representative of the fair value of Prairie Telephone's shares of stock in Central Iowa Cellular, Inc., and no formula or other fixed or identifiable principles were utilized in establishing the purchase price. The purchase price will be payable to Prairie Telephone in full at the closing of the Stock Purchase Agreement, by wire transfer of immediately available funds.

The closing is to occur on the later to occur of:

     o five business days after the satisfaction of all conditions set forth in the Stock Purchase Agreement, and

     o the earlier of (i) five business days after the date of the Stage I Closing, as that term is defined in the U.S. Wireless Alliance
          Agreement dated September 21, 1999 by and between Bell Atlantic Corporation and Vodafone AirTouch, Plc, and (ii) April 30, 2000.

The  obligation  of  AirTouch  Iowa,  LLC,  Prairie   Telephone  and  the  other
shareholders of Central Iowa Cellular, Inc. to close the sale of stock contemplated by the Stock Purchase Agreement is subject to various conditions, including satisfaction of all of the filing and other requirements under the Hart-Scott-Rodino Act. The Stock Purchase Agreement is subject to termination if any of those conditions precedent are not satisfied, and there can be no guarantee that all of the conditions precedent will be satisfied. Breda and Prairie Telephone currently contemplate, however, that all of the conditions precedent will be satisfied, and that the transactions contemplated by the Stock Purchase Agreement will close within approximately 4 to 6 weeks of the date of the execution of the Stock Purchase Agreement.

The purchase price payable for Prairie Telephone's shares will be reduced in the amount of Prairie Telephone's pro rata portion of the Hart-Scott-Rodino Act filing fees. The Stock Purchase Agreement provides in this regard that AirTouch Iowa, LLC has the right to reduce the total purchase price payable by it for all of the shares of the issued and outstanding stock of Central Iowa Cellular, Inc. in an amount equal to 24% of such filing fees, but not including legal fees. Prairie Telephone will be responsible for 20% of that amount. Prairie Telephone does not contemplate that the amount will be material. Prairie Telephone is also responsible for any transfer taxes or fees as may be due in connection with the sale of its shares of common stock in Central Iowa Cellular, Inc. to AirTouch Iowa, LLC. Prairie Telephone does not contemplate that any of those taxes or fees will be material in amount.

Some of the various representations, warranties and covenants given and made by Central Iowa Cellular, Inc. and the shareholders of Central Iowa Cellular, Inc. in the Stock Purchase Agreement are made jointly and severally, so Prairie Telephone may have liability for a breach of the Stock Purchase Agreement by Central Iowa Cellular, Inc. or any one or more of the other shareholders of Central Iowa Cellular, Inc.

Prairie Telephone also entered into a Des Moines Tower Proceeds Agreement dated as of March 29, 2000, in connection with the Stock Purchase Agreement. The parties to the Des Moines Tower Proceeds Agreement are Prairie Telephone, the other shareholders of Central Iowa Cellular, Inc., and AirTouch Communications, Inc. The Des Moines Tower Proceeds Agreement has two primary purposes.

One is to address the August 6, 1999 sublease agreement that was entered into by Des Moines MSA General Partnership with AirTouch Communications, Inc., American Tower Corporation and American Tower L.P. Under that sublease agreement,
American Tower L.P. is obligated, subject to the satisfaction of certain conditions, to pay Des Moines MSA General Partnership for subleases on certain wireless communication towers. Under the Des Moines Tower Proceeds Agreement, AirTouch Communications, Inc. agrees that it will pay to each shareholder of Central Iowa Cellular, Inc. its proportionate share of the Tower Net Proceeds received by AirTouch Communications, Inc. from American Tower L.P. under the sublease agreement for the towers listed in the Des Moines Tower Proceeds Agreement. The term "Tower Net Proceeds" is defined to mean 24% of the gross cash proceeds received by AirTouch Communications, Inc. under the sublease agreement, minus 24% of certain fees. Prairie Telephone's proportionate share of the Tower Net Proceeds will be 20% of those proceeds. Prairie Telephone estimates that it will receive approximately $438,857 in Tower Net Proceeds payments.

The second primary purpose of the Des Moines Tower Proceeds Agreement is to address the repurchase of the warrants to purchase stock of American Tower Corporation that are currently held by Des Moines MSA General Partnership. The aggregate purchase price payable for the warrants will be the monetization value multiplied by 343 for each of the towers listed in the Des Moines Tower Proceeds Agreement. The term "monetization value" means the average closing price of American Tower Corporation's stock, as quoted on the principal stock exchange or National Market System upon which such stock is traded, for the five trading days immediately preceding the closing date of the Stock Purchase Agreement, minus $22. Prairie Telephone's proportionate share of these payments will be 20%, which is, again, based upon its 20% ownership of the total issued and outstanding shares of stock of Central Iowa Cellular, Inc. It is difficult to predict the amount of payments that will be received by Prairie Telephone given that the method of determining the monetization value depends upon the average closing price of American Tower Corporation's stock over the five trading days immediately preceding the closing date of the Stock Purchase Agreement, and the closing date may not occur for at least up to four to six weeks from the date of the execution of the Stock Purchase Agreement on March 29, 2000. Prairie Telephone estimates, however, that the aggregate payment to be received by it in this regard may range anywhere from $25,000 to $35,000.

The closing of the Des Moines Tower Proceeds Agreement is also subject to various conditions, and it is likely that the transactions contemplated by the Des Moines Tower Proceeds Agreement will not close unless and until the closing of the transactions contemplated by the Stock Purchase Agreement.

The negotiations for the sale of the issued and outstanding shares of stock in Central Iowa Cellular, Inc. initially began and arose out of the proposed assignment and transfer by AirTouch Iowa, LLC of its interest in Des Moines MSA General Partnership to another entity. Prairie Telephone and the other shareholders of Central Iowa Cellular, Inc. took the position that the proposed assignment granted them a right of first refusal and possibly other rights under their agreement with AirTouch Iowa, LLC. Prairie Telephone and the other shareholders of Central Iowa Cellular, Inc. determined, however, after negotiations, to sell their shares of stock in Central Iowa Cellular, Inc. to AirTouch Iowa, LLC rather than attempting to enforce their rights of first refusal. The primary factor which caused Prairie Telephone to reach this determination was Prairie Telephone's and Breda Telephone Corp.'s determination that the purchase price offered by AirTouch Iowa, LLC was favorable.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Overview.

This section of this annual report should be read in conjunction with the financial statements and related notes included at the end of this annual report.

Breda's primary source of revenues on a consolidated basis with its subsidiaries is from the telephone services provided by Breda, Prairie Telephone and Westside Independent.

The operating revenues from their telephone services are primarily derived from the following types of fees and charges:

     o Breda, Prairie Telephone and Westside Independent receive flat monthly fees charged to subscribers for basic local telephone services. As of March 1, 2000, those fees varied from approximately $11.50 to $35.00 per month. The monthly fee is higher for subscribers who elect to have additional services and features, such as custom features.

     o Breda, Prairie Telephone and Westside Independent receive access charges from long distance carriers (sometimes referred to in the telephone industry as "inter-exchange carriers" or "IXCs") for providing intrastate and interstate exchange services to those long distance carriers. In more basic terms, they receive access charges for originating and terminating long distance calls made by their subscribers. The Federal Communications Commission (the "FCC") regulates the amount of access charges that can be charged by Breda, Prairie Telephone and Westside Independent for interstate long distance calls. The National Exchange Carrier Association

          ("NECA") has been delegated some authority by the FCC regarding the regulation of access charges rates, but all changes proposed by NECA must be approved by the FCC. Access charges constitute a substantial part of Breda's, Prairie Telephone's and Westside Independent's revenues, and a material risk to them arises from the regulation of access charges rates by the FCC. The FCC can change the access charges rates at any time, and a recent change in the FCC's regulations led to a reduction in the access charges received by Breda, Prairie Telephone and Westside Independent, and is discussed in the next paragraph. As is also discussed below, Breda anticipates continuing pressure for the lowering of access charges rates, so further reductions in access charges rates are a possibility.

          The amount of access charges payable to telephone companies like Breda, Prairie Telephone and Westside Independent who utilize the "average schedule" basis for receiving access charges is based on, among other things, the number of miles of their cable over which they transfer long distance calls made by their subscribers. The FCC approved some changes proposed by NECA regarding this practice effective in July, 1998. Under the changes, Breda, Prairie Telephone and Westside Independent now receive a substantially lower access charge rate for any miles of cable over 100 miles. The access charge rate for any miles of cable over 100 miles became approximately $.05 per mile under the changes, rather than the rate of approximately $1.00 per mile which previously applied and which still currently applies to miles of cable up to 100 miles. These reductions did not have a material adverse effect, however, given that total access revenues have been increasing in recent years. Breda believes those increases are, however, attributable to increased numbers of subscribers, increased calling patterns and technological advances. There is no assurance that these trends will continue, and it is unlikely that there will be any further material increases in the number of subscribers without the acquisition of additional calling areas by Breda, Prairie Telephone or Westside Independent. As discussed below, however, they currently do not foresee the possibility of any such acquisitions.

          As indicated above, Breda, Prairie Telephone and Westside Independent utilize the "average schedule" basis for receiving access charges. This is the approach taken by most smaller telephone companies. Another approach currently available for receiving access charges is the "cost" approach. Telephone companies make filings with the FCC which set forth their costs of providing long distance services. Under the average schedule approach, access charges are based upon, in general, the average of all of those costs and certain other factors intended to take into account the size of the particular telephone company in question.

          It is difficult to predict what, if any, future changes will be made by the FCC in its regulations governing access charges rates, other than that if future changes are made, they will likely have the result of lowering Breda's, Prairie Telephone's and Westside

          Independent's total access charges revenue. Breda believes that there will be continuing pressure by the FCC and other regulatory authorities to lower access charges rates over the next one to four years. Breda also anticipates, however, that there will be significant resistance in the telephone industry to any further lowering of access charges rates, and Breda does not anticipate any material reduction in access charges rates in the next twelve months. As indicated above, however, it is difficult to predict what changes will be made in access charges rates, other than that any changes will be to lower access charges rates. Those reductions could be material and have a material adverse effect on Breda's, Prairie Telephone's and Westside Independent's business.

          If future adverse changes occur, one option Breda may consider is changing from the average schedule basis to the cost basis for receiving access charges. If Breda determines to consider this option, it contemplates utilizing the services of third parties who have experience in studying these two options and advising as to what option is the best approach for the telephone company in question. There is no guarantee, however, that a change from the average schedule to the cost basis will offset any adverse changes in the regulations of the FCC governing access charges rates, or that even if this change is beneficial at one time, that subsequent changes in the FCC's regulations will not cause the average schedule basis to once again be more favorable to Breda, Prairie Telephone and Westside Independent. If Breda, Prairie Telephone and Westside Independent ever elect to change to the cost basis, however, the FCC's current regulations would not allow them to change back to the average schedule basis because the FCC currently treats this change as a one time, permanent election.

     o Breda, Prairie Telephone and Westside Independent receive revenue from the sale and lease of customer premises telephone equipment and other similar items and other miscellaneous customer services, such as custom calling services. Since the completion of the upgrading of their telephone switches in 1998 and 1999, Breda, Prairie Telephone and Westside Independent have had the capability to offer many more custom calling features to their subscribers. Breda, Prairie Telephone and Westside Independent have been marketing extended packages and custom calling features to their subscribers in the hope that may increase and maximize subscriber usage of the newly available packages and features. Revenues from custom calling services are not, however, ever anticipated to be a major or material source of revenue.

     o Breda, Prairie Telephone and Westside Independent receive fees from long distance providers for billing and collection services for long distance calls made by subscribers. Breda, Prairie Telephone and Westside Independent are experiencing increased competition in this area. As discussed in the "DESCRIPTION OF BUSINESS" section in this annual report, their competitors include other third parties providing these services, and competition from the long distance providers themselves since some providers have decided to handle their own billing and collection.

     o Breda, Prairie Telephone and Westside Independent receive payments under the support payment funding program administered by the Federal Communications Commission. Those payments and that program are discussed in more detail below.

Breda, Prairie Telephone, Westside Independent and BTC each generate revenues from providing internet access and from sales and leases of other equipment and facilities for private line data transmission, such as local area networks, virtual private networks and wide area networks. During 1999, there was an increase of approximately 65% in the combined internet customer base of Breda, Prairie Telephone, Westside Independent and BTC. BTC itself experienced an increase of approximately 68% in its internet customer base. BTC's current customer base is limited to Carroll, Iowa and the surrounding communities. Although they did not face any material competition in providing internet access in their service areas at the time of the preparation of this annual report, Breda believes that Breda, Prairie Telephone, Westside Independent and BTC will face increased competition in the future through, among possibly other things, the increased provision of internet access and services through cable; technological advances that may allow cable access and services to be provided through new methods; and mergers and consolidations within the telecommunications industry which may create new competitors with expanded resources and the ability to provide expanded services.

The following matters also need to be kept in mind when considering the telephone and other services provided by Breda, Prairie Telephone and Westside
Independent:

     o Breda, Prairie Telephone and Westside Independent are all subject to regulation by the Iowa Utilities Board (the "IUB"). They operate their telephone businesses pursuant to certificates and various rules and regulations promulgated by the IUB. Although not anticipated to occur, the IUB could terminate their right to provide services if they fail to comply with those rules and regulations.

          The IUB regulates or has the authority to regulate many aspects of Breda's, Prairie Telephone's and Westside Independent's telephone businesses. The material areas of regulation by the IUB are described in the following paragraphs.

          Breda, Prairie Telephone and Westside Independent are treated as "service regulated" telephone companies by the IUB, which means that they must comply with the IUB's rules and regulations regarding the quality of the services and facilities provided to subscribers. The regulations establish minimum standards of quality for the services and facilities provided by Breda, Prairie Telephone and Westside Independent. Their existing services and facilities meet those standards. The regulations also require them to maintain and repair their existing facilities as necessary in order to continue to meet at least those minimum standards. The regulations also establish time frames within which Breda, Prairie Telephone and Westside Independent must respond to requests for services from their subscribers. The regulations can be amended to increase the minimum standards or to require that additional services be made available to subscribers. Past amendments have not, however, caused any material difficulties for Breda, Prairie Telephone or Westside Independent.

          The IUB must approve of any expansion in the telephone service areas currently served by Breda, Prairie Telephone and Westside Independent. The primary factors that will be considered by the IUB in the event of a request for an expansion will be the managerial, financial and technical abilities of Breda, Prairie Telephone or Westside
          Independent, as the case may be. Although they do not anticipate material difficulties in the event of any proposed expansion, there is no assurance that any future proposed expansion in the service areas of Breda, Prairie Telephone or Westside Independent will be approved by the IUB. (FCC approval for any proposed expansion will also be necessary, as discussed below.)

          The IUB has certified Breda, Prairie Telephone and Westside Independent as "eligible carriers." This certification allows them to receive the universal services funding component of the support payment  funding  program  administered  by the  FCC.  Breda,  Prairie
          Telephone and Westside Independent were able to obtain the certification because they are rural telephone providers. They do not anticipate any loss of that certification, but the loss of the certification would result in them no longer receiving the universal services funding component under the referenced FCC program. Although also not anticipated to occur, they will also lose the right to receive universal services funding if they do not provide certain services supported by the universal services program. Those services are, however, currently only the basic local telephone services provided by Breda, Prairie Telephone and Westside Independent. This certification therefore does not materially affect the operation of their businesses, and the certification was obtained solely because it was necessary in order to be eligible to receive universal services funding. They received, in the aggregate, approximately $79,680 in universal services funding in 1999. The FCC's allocation of universal services funding and of the other two components of the support payment funding program to the numerous eligible recipients is discussed below.

     o Breda, Prairie Telephone and Westside Independent are currently treated as rural telephone companies under the Telecommunications Act of 1996, which generally means that they may be exempted from some of the duties imposed on other telephone companies that might make it easier for potential competitors to compete with those companies. The IUB may withhold this exemption, however, if it finds that a request by a potential competitor for interconnection with Breda's, Prairie Telephone's or Westside Independent's networks is not unduly economically burdensome, is not technically unfeasible, and would not affect the provisions of universal service. It is not possible to accurately predict whether a competitor will ever request interconnection or whether the request would be granted by the IUB. If a request is made and the IUB withholds this exemption, however, Breda, Prairie Telephone and Westside Independent would face competition in providing telephone services that they have not faced in the past.

     o Breda, Prairie Telephone and Westside Independent are also subject to regulation by the FCC. The material areas of regulation by the FCC are described in the following paragraphs.

          As discussed above, the FCC (along with NECA) regulates the amount of access charges that can be charged by Breda, Prairie Telephone and Westside Independent for interstate long distance calls. The regulation of access charges is an area of particular concern to Breda, Prairie Telephone and Westside Independent, and is discussed above.

          The FCC must approve of any expansion in the telephone service areas currently served by Breda, Prairie Telephone and Westside Independent. The primary factors that will be considered by the FCC in the event of a request for an expansion will be the managerial, financial and technical abilities of Breda, Prairie Telephone or Westside Independent, as the case may be, and the antitrust implications of the expansion. Although they do not anticipate any material difficulties in the event of any proposed expansion, there is no guarantee that any future proposed expansion in the service areas of Breda, Prairie Telephone or Westside Independent will be approved by the FCC.

          The FCC regulates the amount of support payment funding that will be received by Breda, Prairie Telephone and Westside Independent. The FCC does so primarily by targeting how the support payment funding received from NECA and the Universal Service Administrative Company will be allocated among the various possible recipients of the funding. The allocation may vary from year to year depending on the FCC's determination. For example, the most recent allocation targeted a larger percentage of the universal services funding component than in the past to schools and libraries because of the FCC's determination of a need by those entities for expansion of lines for computers and Internet access. It is not possible to accurately predict how the FCC will allocate the support payment funding in any year, and although Breda, Prairie Telephone and Westside Independent currently contemplate being recipients of the funding in every year, the amount of support payment funding received by them will likely vary from year to year. For example, Breda, Prairie Telephone, and Westside Independent received, in the aggregate, $538,818 in support payment funding in 1998, but they received $404,136 in 1999. Those amounts include the amount of the universal services funding component which is listed in the above discussion regarding the IUB. Breda, Prairie Telephone and Westside Independent do not believe, however, that any variance will materially affect their business.

     o As discussed above in the "DESCRIPTION OF BUSINESS" section of this annual report, numerous uncertainties exist regarding the possible effects of the Telecommunications Act of 1996 on the business of Breda, Prairie Telephone and Westside Independent. For example, that Act may open up Breda, Prairie Telephone and Westside Independent to competition that they were not subject to in the past.

Breda's other primary source of revenue on a consolidated basis with its subsidiaries is generated from Tele-Services' cable business. Tele-Services' operating revenues arise primarily from monthly fees for basic and premium cable services provided to its cable subscribers. Tele-Services' main competition at the time of the preparation of this annual report was from satellite dish providers. Recent actions by the FCC have allowed satellite dish providers to provide local channels, which could have an adverse effect on Tele-Services, given that its ability to provide local channels was, in the past, one reason subscribers might choose Tele-Services' cable services over a satellite dish. Other rulings and decisions by the FCC are possible, and may provide satellite dish providers, or other providers as changes in the telecommunications and cable industry occur, with equal or greater advantages than Tele-Services can offer to its subscribers, which could obviously have an adverse effect on Tele-Services' business. Breda currently believes, however, that the cable services provided by Tele-Services will continue to be desirable for at least those subscribers who desire a lower priced product that allows local channel options. Another difficulty being faced by Tele-Services at the time of the preparation of this annual report was the trend of the companies which provide programming licensing to cable services providers to require the cable services providers to include particular channels on their systems as a condition of receiving a programming license. Tele-Services anticipates that it will need to upgrade its plant, equipment and cables in order to add more channel line-ups so that it can stay competitive and continue to be able to obtain programming licenses. The cost of those upgrades in the next twelve months, however, is estimated to be less than $50,000.

As discussed above in the "DESCRIPTION OF BUSINESS" section of this Annual Report, Tele-Services provides cable services to the various towns pursuant to franchises or agreements with each of those towns. Tele-Services does not anticipate that any of those franchises or agreements will be terminated before their normal expiration dates, and Tele-Services also hopes to be able to renew or extend the franchises or agreements before they expire. No assurance can be given, however, that any franchise or agreement with any town can or will be renewed or extended.

The termination of a franchise or agreement would allow that town to deny Tele-Services access to its cables for maintenance and services purposes. This would create difficulties for Tele-Services in properly serving its subscribers, and, in general, providing cable services to that town.

The franchises or agreements with the towns require the giving of notice to the towns before Tele-Services can change its cable services rates for those towns, and some of those franchises or agreements may require the approval of the town for any increases in those rates. Although Tele-Services does not anticipate any material difficulties with any future proposed rate increases, there can be no guarantee that future proposed increases can be implemented in all of the towns.

As discussed above in the "DESCRIPTION OF BUSINESS" section of this annual report, numerous uncertainties exist regarding the possible effects of the Telecommunications Act of 1996 on the business of Tele-Services. For example, that Act may open up Tele-Services to competition that it was not subject to in the past.

Tele-Services is regulated by the FCC. The rules and regulations of the FCC primarily rate to general operational and technical issues, and they do not currently affect rates or expansions of service areas.

Other revenues arise from the telemarketing activities of Pacific Junction, as discussed above in the "DESCRIPTION OF BUSINESS" section of this annual report. Although Pacific Junction can provide telemarketing services to various customers, as of the time of the preparation of this annual report, Pacific Junction was receiving primarily all of its revenues from one customer. As also discussed above in the "DESCRIPTION OF BUSINESS" section of this annual report, Pacific Junction has in the past been heavily dependent upon third party vendors for soliciting calling lists and telemarketing programs from major companies, and Pacific Junction's current vendor has struggled to provide Pacific Junction with a continuous supply of telemarketing numbers. Pacific Junction is therefore soliciting free-lance work and new vendor contacts. Breda and Pacific Junction do not, however, expect the next 12 months to show a substantial change in telemarketing revenue. The telemarketing calls made by Pacific Junction are also a major source of access charges revenue for Breda.

Other revenues arise from the investments in various cellular limited partnerships and cellular corporations. Those sources of revenue are briefly discussed above in the "DESCRIPTION OF BUSINESS" section of this annual report. Other miscellaneous sources of revenue are also discussed in the financial statements found at the end of this annual report.

As also discussed above in the "DESCRIPTION OF BUSINESS" section of this annual report, Prairie Telephone has entered into a Stock Purchase Agreement with AirTouch Iowa, LLC whereby Prairie Telephone will sell all of its 3,000 shares of common stock in Central Iowa Cellular, Inc. to AirTouch Iowa, LLC for approximately $5,100,000. Prairie Telephone may also receive up to approximately $473,857 under the Des Moines Tower Proceeds Agreement that Prairie Telephone entered into with AirTouch Communications, Inc. as part of that transaction. As also discussed above in the "DESCRIPTION OF BUSINESS" section of this annual report, however, the closing of those agreements and transactions is subject to various conditions precedent. Although there can be no guarantee that all of those conditions precedent will be satisfied, Breda and Prairie Telephone currently contemplate that all of those conditions precedent will be satisfied and that the agreements and the transactions contemplated by the agreements will close in approximately 4 to 6 weeks from the date of the execution of the agreements, which was on March 29, 2000.

The  following  table  reflects,  on a  consolidated  basis  for  Breda  and its subsidiaries, the percentage of revenue derived from Breda's and its subsidiaries' various businesses and investments as of the close of the past two fiscal years:

                                                   1998       1999
                                                   ----       ----

             Local Network(1)                       6.1%       9.7%
             Network Access(2)                     37.8%      42.1%
             Billing and Collection(3)              1.5%       1.4%
             Cable and Direct Broadcast
               Satellite Services(4)               33.1%      19.8%
              Telemarketing Services(5)             8.9%       7.5%
             Miscellaneous(6)                      12.6%      19.5%
                                                   ----      -----

                 Total                              100%       100%

     (1) Includes flat monthly fees charged to subscribers by Breda, Prairie Telephone and Westside Independent for basic local telephone services.

     (2) Includes universal services funding amounts and access charges payable by long distance carriers for intrastate and interstate exchange services provided to those long distance carriers.

     (3) Includes fees from long distance providers for billing and collection services for long distance calls made by subscribers.

     (4) Includes monthly fees charged for basic and premium cable services, and direct broadcast satellite services. The direct broadcast satellite operation was sold in January, 1999.

     (5) Includes revenues from telemarketing services.

     (6) Includes   monthly   fees  charged  for   internet   access,   cellular
         commissions, advertising fees, and miscellaneous revenues.

Year Ended December 31, 1998 to Year Ended December 31, 1999.

There was a decrease in total operating revenues for the twelve month period ended December 31, 1999, when compared to the same period in 1998, of $1,255,034, or 19.2%. The significant factor contributing to the decrease was the fact that no direct broadcast service revenues were received after the January 11, 1999 sale of the direct broadcast satellite operation. For example, during the twelve month period ended December 31, 1998, direct broadcast service revenues represented 18.2% of total operating revenues, or $1,191,897. Two other important components of the decrease in total operating revenues were the decreases in the revenues from telemarketing services and in access charges. Telemarketing revenues of Pacific Junction decreased by $182,674, or 31.4%, because of some calling number unavailability, which resulted in Pacific Junction not being able to make telemarketing calls. Access charges revenues decreased by $240,877, or 9.8%, because of a reduction in the reimbursement rate for interstate access charges and because of a decline in the volume of telemarketing calls made by Breda's subsidiary, Pacific Junction. The telemarketing calls made by Pacific Junction are estimated to represent approximately 5% of the total consolidated access revenue in 1999.

There was an increase in local network services revenue of $115,430, or 29%, during the twelve month period ended December 31, 1999, when compared to the same period in 1998. This increase was due primarily to two factors. One was an increase of 340 telephone subscribers, which resulted from Breda's purchase of Westside Independent in June of 1998. The other factor was a rate increase, which went into effect in April 1999.

There was also an increase in cable television revenues of $77,976, or 8%, when comparing the two periods. This increase resulted primarily from three factors. One was a rate increase that was effective on April 1, 1999. The second was the addition of 90 cable subscribers from Auburn, Iowa as of November 1, 1998. The third was the addition of 301 additional cable subscribers resulting from Tele-Services' acquisition of Westside Communications in June, 1998. As discussed above in the "DESCRIPTION OF BUSINESS" section of this annual report, Westside Communications was subsequently merged into Tele-Services in December, 1999.

There was also an increase in revenues from internet services of $183,434, or 83.6%, when comparing the two periods. This increase resulted from an increased customer base.

There was a decrease in total operating expenses of $601,874, or 11.8%, for the twelve month period ended December 31, 1999, when compared to the same period in 1998. Programming expenses declined by $936,283, or 77.7%, when comparing the two periods because of the sale of the direct broadcast satellite operation. The remaining programming expenses are attributable to cable television operations. Plant operations increased by $39,627, or 2.8%, when comparing the two periods. This increase primarily reflects wage and price increases. The increase would have been higher, but the additional expenditures incurred with updating switches in four of the telephone exchange service areas in 1999 have been capitalized. There were also additional expenses incurred during the twelve month period ended December 31, 1999 with equipment updates to add cable television channels in most of the 19 towns served by Tele-Services. Corporate operations expenses increased by $290,777, or 43.4%, when comparing the two periods. This increase relates to expenditures and benefits for additional staff for a full year in 1999, as compared to a partial year in 1998. Legal, accounting and other expenses were increased due to Breda becoming a reporting company under Securities Exchange Act of 1934. It is estimated that these types of expenditures totaled approximately $125,000 in 1999. These types of expenses will be an ongoing operating expense for Breda. Breda also invested in computer training for its office staff members and in switch training for its technicians with the installation of the upgraded switches. The education expenses were approximately $25,000 for the twelve-month period ending December 31, 1999. Customer operation expenses decreased by $108,795, or 13.4%, when comparing the two periods. The decrease resulted partially from the fact that Breda did not need to provide customer services for the direct broadcast satellite operation after the sale of that operation in January, 1999. The main decrease in customer operation expense was caused by a decrease in Pacific Junction's telemarketing payroll expenditures, which decrease resulted from the unavailability of numbers for calling. The upgrading of switch equipment and other capital improvements resulted in an increase in depreciation expense of $105,047, or 11.6%, again when comparing the two periods.

Non-operating income before income taxes increased by $7,330,637, or 12,014.9%, during the twelve month period ended December 31, 1999, when compared to the same period in 1998. Most of this increase was the result of the $7,436,415 gain on the sale of the direct broadcast satellite operation and the interest income increase of $271,719 on the funds invested from that sale. The twelve-month period ended December 31, 1999, reflected a $13,136 increase in income from cellular partnerships when compared to the same period in 1998. However, the twelve month period ended December 31, 1999, also reflected no income from non-recurring cellular partnership settlements, as compared to the twelve month period ended December 31, 1998, which showed a $409,212 income from that source. The loss on the disposal of assets in 1999 and 1998 was, respectively, $73,996 and $118,443, and resulted from writing off the undepreciated basis in the old switches that were replaced in 1999 and 1998. The loss on the sale of investments in 1999 of $78,771, as compared to a $8,853 gain in 1998, was a result of the liquidation of investments not held to maturity to pay income taxes on the sale of the satellite operation. Interest expense increased $15,816, or 3.2%, for the twelve month period ended December 31, 1999, when compared to the same period in 1998. There was no increase in outstanding debt, and this increase resulted from the increase in the variable interest rate payable on some of Breda's and its subsidiaries' outstanding debt with the Rural Telephone Finance Cooperative.

Income taxes increased by $2,514,264 for the twelve-month period ended December 31, 1999, when compared to the same period in 1998. The increase resulted primarily from taxes on the gain on the sale of the direct broadcast satellite operation.

Net income increased by $4,163,213 for the twelve-month period ended December 31, 1999, when compared to the same period in 1998. The increase was attributable mainly to the sale of the direct broadcast satellite operation.

Liquidity and Capital Resources at Twelve Months Ended December 31, 1999.

Breda's net working capital was a positive $885,642 as of the close of December 1999. This represents an increase of $1,311,164 in net working capital from year-end 1998. The positive working capital at year-end 1999 was due mainly to two factors. One factor was a $796,660 combined decrease in the current portion of long-term debt and the absence of an outstanding line of credit balance. A $750,000 line of credit advance was taken from the Rural Telephone Finance Cooperative in December of 1998, and paid back on January 12, 1999. The second factor was a $542,330 overpayment of income taxes showing as a current asset on the balance sheet on December 31, 1999.

Breda had a decrease in cash and cash equivalents of $371,618 during the twelve months ended December 31, 1999, when compared to the year ended December 31, 1998. This resulted in a balance of $411,341 as of December 31, 1999. While Breda's current investments decreased by $19,740, its overall current and long-term investments increased by $2,867,839. The increase in the overall cash and investments resulted primarily from the proceeds received from the sale of the direct broadcast satellite operation after income taxes were paid. A small portion of those proceeds was used to finance the seven switch conversions completed in 1998 and 1999.

Breda's net working capital was a positive $885,642 at December 31, 1999. Estimated income tax payments were funded from non-current assets during this time period and prepaid income taxes of $542,330 are reflected in current assets as of December 31, 1999. These prepaid taxes will be used to offset the first Year 2000 estimated income tax installment due in April 2000. Breda has a $750,000 line of credit with Rural Telephone Finance Cooperative and Prairie Telephone has a line of credit with Rural Telephone Finance Cooperative for $250,000. It is anticipated that the use of those lines of credit will be considered for quarterly income tax payments in lieu of redeeming held-to-maturity investments. Overall current liabilities decreased by $1,064,972 for the twelve months ended December 31, 1999, as compared to the year ended
December 31, 1998. Accounts payable decreased by $225,363, mainly due to the fact that there were no outstanding direct broadcast satellite programming fees for the last month of the fiscal year, given the sale of the direct broadcast satellite operation on January 11, 1999. As previously noted, there was also a zero balance for the line of credit as of December 31, 1999, as compared to $750,000 on December 31, 1998. Other investments increased by $257,466 for the twelve-month period ending December 31, 1999. This increase resulted from increased investments in cellular partnerships.

A final balloon payment of $79,382 was made in October of 1999 on the real estate contract entered into by Tele-Services for the building utilized by Breda and Prairie Telephone as their office and headquarters.

Breda's primary ongoing capital investment activity will currently continue to be additions to property, plant and equipment. For example, Breda continues to make investments in state-of-the-art technology in order to try to offer subscribers the best possible service. Capital expenditures for 1999 were $1,249,414, and are currently expected to be approximately $528,000 in 2000.

Breda  anticipates  that  substantial  expenditures  will  need to be  made  for software upgrades that will become necessary in order for Breda, Prairie Telephone and Westside Independent to become compliant with the requirements of the Communications Assistance for Law Enforcement Act ("CALEA"). CALEA was passed in 1994 in response to rapid advances in telecommunications technology, such as the implementation of digital technology and wireless services, that have threatened the ability of law enforcement officials to conduct authorized electronic surveillance. CALEA requires telecommunications carriers to modify their equipment, facilities, and services to ensure that they are able to comply with authorized electronic surveillance. These modifications were originally scheduled to be completed by October 25, 1998, but in accord with an extension granted by the FCC, must now generally be completed by June 30, 2000. However, for wireline, cellular, and broadband personal communications service carriers, implementation of a packet-mode capability and six Department of Justice/Federal Bureau of Investigation "punch list" capabilities must be completed by September 30, 2001. Breda is currently seeking estimates for the cost to upgrade Breda's, Prairie Telephone's and Westside Independent's software as necessary to become compliant with the Act, but, as indicated, Breda anticipates substantial expenditures will be necessary, and that those expenditures may be as much as approximately $200,000. Breda does, however, intend to attempt to seek an extension of the time period in which Breda, Prairie Telephone and Westside Independent must become compliant with the Act, so that the software upgrades necessary to become compliant with the Act can be made over an extended basis and as part of the software enhancements that will be necessary as part of Breda's, Prairie Telephone's and Westside Independent's normal operations. If Breda were granted that extension, it is estimated that the extension would be for a one-year period.

As of December 31, 1999, Breda and its subsidiaries had approximately $7,156,342 in outstanding loans with the Rural Telephone Finance Cooperative (the "RTFC"). Of the outstanding debt with the RTFC on that date, approximately $2,268,040 was at a fixed interest rate of 7.35% per annum, and carried a ten year term. The variable rates on the remaining RTFC debt exceed that fixed rate and could affect future borrowing decisions and the allocation of outstanding debt between fixed and variable rates.

Breda also plans to continue to consider expanding its core business of providing telephone services by looking at any opportunities which may arise to acquire additional telephone lines. For example, Breda considered and pursued the acquisition of the telephone lines sold by GTE and US West in 1999. Those telephone lines were, however, acquired by other telephone companies. One of the purchasers of some of the telephone lines of GTE was Iowa Network Services, Inc. Iowa Network Services, Inc. provides various services to telephone companies, including Breda, Prairie Telephone and Westside Independent. Although no definite plans exist, it is possible that Iowa Network Services, Inc. may consider selling some of those telephone lines in the next two to five years. If that occurs, Breda, Prairie Telephone and Westside Independent will consider pursuing the acquisition of those telephone lines. There is no assurance, however, that Iowa Network Services, Inc. will ever sell any of the telephone lines, or if it does, that Breda, Prairie Telephone or Westside Independent will determine to pursue those acquisitions or will be successful in acquiring any lines even if they determine to pursue them. Breda also has an interest in Alpine Communications, L.C., which was formed by several independent telephone companies. Alpine Communications, L.C. has purchased former US West telephone properties in Iowa. Given the recent acquisitions of the GTE and US West telephone lines by other telephone companies, Breda currently does not foresee the possibility of the acquisition of any additional telephone lines, other than perhaps from Iowa Network Services, Inc. as discussed above.

Breda, Prairie Telephone and Westside Independent currently have no definite plans to provide any material additional or improved services to their subscribers. This determination may change quickly, however, given the rapidly changing technology in the telecommunications and cable industries.

As discussed above in the "DESCRIPTION OF BUSINESS" section of this annual report, Breda and

Prairie Telephone have purchased spectrum for providing personal communications services in the Breda, Lidderdale and Yale telephone exchange areas. Prairie Telephone has also become a member in Guthrie Group, L.L.C., which is a limited liability company which was organized to purchase spectrum for providing personal communications services in the Guthrie County, Iowa area. Breda is also currently contemplating becoming a member in a limited liability company which may acquire spectrum for providing personal communications services in other areas. Personal communications service is a relatively new area in the telecommunications industry and includes wireless voice and data communication. Although difficult to predict, personal communications services may become very important in the future and may be highly competitive with current cellular services. Breda and Prairie Telephone have not made any firm decision on whether they will ever offer any personal communications services, and they do not in any event contemplate offering any personal communications services for at least one to two years, primarily because those services must first be available in surrounding areas before Breda and Prairie Telephone can provide those services. Breda estimates that it will take at least one to two years for the surrounding areas to build out their personal communications systems to the point where Breda and Prairie Telephone could connect to those systems. Breda, Prairie Telephone and Westside Independent do not currently own spectrum for all of the telephone exchange service areas currently serviced by them, and there is no guarantee that they will be able to acquire spectrum for all of those areas. Also, Breda, Prairie Telephone and Westside Independent will face competition in providing personal communications services because no exclusive rights can be acquired with respect to personal communications services. The area of personal communications services is therefore an uncertain area for Breda, Prairie Telephone and Westside Independent.

Personal communications services are competitive with the telephone services otherwise provided by Breda, Prairie Telephone and Westside Independent. Breda does not believe, however, that investments in personal communications services or in ventures which may be involved in personal communications services are inconsistent or in conflict with Breda's, Prairie Telephone's or Westside Independent's overall business. Breda also believes positioning itself to be able to offer personal communications services or investing in other ventures which may offer personal communications services are a method of attempting to diversify across the various telecommunications methods which are available today or may become important in the future.

To date neither Breda nor any of its subsidiaries has experienced any material difficulties regarding Year 2000 issues.

There are no current plans to expand the cable services areas of, or the cable services provided by, Tele-Services.

Breda and its subsidiaries have and will continue to incur capital expenditures in connection with upgrading their telephone, cable and other equipment and systems.

Breda believes that the funds from the sale of its direct broadcast satellite division, along with its anticipated normal operating revenues, will generate sufficient working capital for Breda and its subsidiaries to meet their current operating needs and maintain historical fixed asset addition levels. This belief will be further strengthened if the sale of Prairie Telephone's stock in Central Iowa Cellular, Inc. is completed, as discussed above, because that transaction will result in Prairie Telephone receiving, in the aggregate, approximately $5,593,000, before taxes, and approximately $3,525,000 after taxes.

                             DIRECTORS AND OFFICERS

The directors and executive officers of Breda as of the time of the preparation of this annual report were as follows:

             Name                 Age              Position(s)
             ----                 ---              -----------

         Dean Schettler            47              President and
                                                   Director

         Clifford Neumayer         51              Vice-President and
                                                   Director

         Larry Daniel              57              Secretary and
                                                   Director

         Scott Bailey              37              Treasurer and
                                                   Director

         Dave Hundling             52              Director

         John Wenck                61              Director

         Dave Grabner              51              Director

Dean Schettler has been a director of Breda since April, 1997, and the President of Breda since April, 1998. His current term as a director will end at the annual meeting of Breda's shareholders in May, 2000. He has also been a director of each of Breda's subsidiaries since April, 1997, and the president of each of those subsidiaries since April, 1998. Mr. Schettler has been employed by Pella Corporation, Pella, Iowa, since August, 1986. He was a moulder technician until August, 1997. Since that time he has been a production coordinator. Pella Corporation is a window and door manufacturer.

Clifford Neumayer has been the Vice-President and a director of Breda since April, 1996. His current term as a director of Breda will end in April, 2002. He has also held each of those positions with each of Breda's subsidiaries since April, 1996. Mr. Neumayer has been self employed as a farmer since 1970.

Larry Daniel has been the Secretary and a director of Breda since April, 1995. His current term as a director of Breda will end in April, 2001. He has also held each of those positions with each of Breda's subsidiaries since April, 1995. Mr. Daniel is a self-employed farmer, and has been for at least the last five years.

Scott Bailey has been a director of Breda since April, 1998. His current term as a director of Breda will end in April, 2001. He has also served as a director of each of Breda's subsidiaries since April, 1998. He has been Breda's treasurer, and the treasurer of Breda's subsidiaries since April, 1999. Mr. Bailey was the finance manager of marketing and sales for Pella Corporation, Pella, Iowa, from August, 1993, to September, 1995. He has been a controller for Pella Corporation since September, 1995 to the present. Pella Corporation is a window and door manufacturer.

Dave Hundling has been a director of Breda since April, 1997. His current term as a director of Breda will end at the annual meeting of Breda's shareholders in May, 2000. He has also served as a director of each of Breda's subsidiaries since April, 1997. Mr. Hundling is also a self employed farmer, and has been for at least the last five years.

John Wenck has been a director of Breda since April, 1997. His current term as a director of Breda will end at the annual meeting of Breda's shareholders in May, 2000. He has also served as a director of each of Breda's subsidiaries since April, 1997. Mr. Wenck is currently self employed as a farmer. He was also previously employed by the United Parcel Service as a delivery driver.

Dave Grabner has been a director of Breda since April, 1999. His current term as a director of Breda will end in April, 2002. He has also served as a director of each of Breda's subsidiaries since April, 1999. Mr. Grabner is currently self employed as an electrician, and has been for at least the last five years. He was also previously self-employed as a farmer.

The number of directors for Breda is currently fixed at seven. Each of Breda's directors is elected to a three year term and until his or her successor is elected. The terms of the directors of Breda are staggered, so that three of the directors' terms expire in one year, two expire the next year, and two expire the following year. If a person has served for three consecutive terms as a director, that person must be off the board for at least one year before the person can again be elected as a director. Each director of Breda must also be a shareholder of Breda, and a director shall automatically cease to be a director if he or she sells or transfers all of his or her shares of common stock in Breda. Each director must also be at least 18 years of age.

The officers of Breda are elected annually by the board of directors at its annual meeting, and hold office until the next annual meeting of the board of directors and until their successors are chosen. Officers may be removed by the board of directors at any time, with or without cause. Each officer must also be a director and a shareholder of Breda. The officers of Breda are identified in the above table and discussions.

Breda believes that two of its employees are making, and will continue to make, a significant contribution to its business. Those employees are as follows:

                Name                  Age                    Position
                ----                  ---                    --------

          Robert J. Boeckman          38                     Manager

          Jane A. Morlok              46                     Co-Manager

Mr. Boeckman has been employed by Breda in various capacities since May, 1982. Prior to January, 1995, he was Breda's assistant manager. He has been the manager since January, 1995, and he was also given the title of chief operating officer in March, 1998.

Ms. Morlok has been the co-manager of Breda since March 30, 1998. Ms. Morlok was the assistant administrator/CFO of Manning Regional Healthcare Center in Manning, Iowa from July of 1987 until March 20, 1998. Her responsibilities in that position included budgeting, reimbursement and rate setting for the hospital and nursing home run by the Manning Regional Healthcare Center, as well as daily general ledger operations and IRS filings. She also provided similar services to several other affiliated corporations.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Breda is authorized to issue 5,000,000 shares of common stock. Breda had 37,682 shares of its common stock issued and outstanding as of March 1, 2000. Those shares were held by approximately 630 different shareholders.

Breda's common stock is not listed on any exchange, and there is no public trading market for Breda's common stock. Breda has also not agreed to register any shares of its common stock under any federal or state securities laws. An investment in Breda's common stock is also not a liquid investment because the Amended and Restated Articles of Incorporation of Breda establish various conditions on the issuance of, and various restrictions on the transfer of, shares of its common stock. Those conditions and restrictions are summarized in the following paragraphs.

The common stock can only be issued to:

     o residents of the Breda or Lidderdale telephone exchange areas served by Breda who subscribe to Breda's telephone services, and

     o    entities which have their  principal place of business in the Breda or
          Lidderdale   telephone  exchange  areas  served  by  Breda  and  which
          subscribe to Breda's telephone services.

As indicated, only residents of the Breda and Lidderdale telephone exchange service areas served by Breda are eligible to purchase stock. Although Breda also provides telephone services to Macedonia, Iowa and the surrounding area, residents of Macedonia, Iowa and the surrounding rural area cannot acquire any shares of common stock of Breda even if they are receiving telephone services from Breda. Subscribers to any services from any of Breda's subsidiaries also cannot buy common stock of Breda unless they otherwise meet the requirements discussed above in this paragraph.

Since approximately January 1, 1996, no person has been allowed to purchase more than thirty shares of common stock from Breda. A shareholder can own more than thirty shares, subject to the 1% limitation discussed in the following paragraph, but only thirty shares can be acquired through issuance of the shares by Breda.

No shareholder may own more than 1% of the total issued and outstanding common stock of Breda, unless:

     o the shareholder already exceeded that percentage on February 28, 1995, or

     o the shareholder goes over 1% as a result of Breda redeeming shares of its common stock from other shareholders.

In either of those cases, the shareholder may not increase the percentage of shares owned by the shareholder. If a shareholder owns 5% or more of the ownership interests of an entity which owns shares of Breda's common stock, the shares of Breda's common stock held by that entity and by the shareholder will be added together for determining whether the 1% limitation is exceeded.

There can generally only be one shareholder for each telephone number served by Breda. There can also generally only be one shareholder for each household receiving telephone services from Breda, even if the household has more than one telephone number.

Breda's board of directors determines the purchase price payable for newly-issued shares of Breda's common stock. Breda's board of directors also determines the redemption price that will be paid by Breda if it elects to redeem a shareholder's shares in any of the circumstances in which Breda has the right to purchase those shares. Breda has that right if:

     o the shareholder is no longer receiving services from Breda, unless the shareholder already was not receiving services from Breda on February 28, 1995;

     o the shareholder no longer resides in the Breda or Lidderdale telephone exchange areas served by Breda, unless the shareholder already resided outside those areas on February 28, 1995; or

     o the shareholder dies, unless the heir of the shares of Breda's stock meets the eligibility requirements for ownership of Breda's stock.

The board of directors has historically established the issuance price and the redemption price at approximately 75% of the book value of Breda. The board of directors has historically made this determination at or around the annual meeting of the board, which is generally held in April or May, based upon Breda's then most recent year-end audited financial statements. Breda's fiscal year ends on December 31. The issuance price and the redemption price as so determined by the board of directors then generally applies until the board of directors makes a new determination at or around the next annual meeting of the board. Under this approach, the issuance price and redemption price determined by the board of directors at or around its annual meeting in 1995, 1996, 1997, 1998 and 1999 was, respectively, $27, $31, $41, $64 and $82.

The board of directors departed from its historical practice, however, on November 2, 1999, by adopting a resolution fixing the issuance price for newly-issued shares and the redemption price to be $149 per share. The $149 amount is not based on Breda's book value, but rather is roughly based upon the average sales price of $150.58 per share in the auction that was held in October of 1999. The auction is discussed below. The board of directors took this action because it believed the above-referenced auction provided it with a basis to make a more current determination on this issue. The board of directors also believed it was appropriate to make a new determination of the issuance price and redemption price given the sale of Breda's direct broadcast satellite operation. The sale of that operation resulted in a pre-tax gain of $7,436,415. The sale was not included in Breda's books until the first quarter of 1999, however, and was therefore not included in the 1998 year-end financial statements utilized by the board of directors in establishing the $82 purchase price at or around the 1999 annual meeting of the board of directors. The board of directors currently intends to otherwise address this issue on an annual basis, however, consistent with the above-described historical practices of the board of directors. Accordingly, it is contemplated that the board of directors will establish a new issuance price and redemption price at or around the 2000 annual meeting of the board of directors, and that the price will be set at approximately 75% of the book value of Breda as of December 31, 1999. Breda estimates that the issuance price and redemption price that will be set at or around the 2000 annual meeting of the board of directors will be approximately $180. Any amounts received in connection with the sale of Prairie Telephone's shares of stock in Central Iowa Cellular, Inc. will not be included in determining that price, because those amounts will not be included in the December 31, 1999 financial statements.

The board of directors may, however, change or depart from any of the practices described in the preceding paragraphs at any time and in its discretion.

Since there is no public trading market or any other principal market for Breda's common stock, repurchases of common stock by Breda currently is the primary method for a shareholder to be able to sell the shareholder's shares. As discussed below, an auction at which shareholders desiring to sell their shares of Breda's common stock were given the opportunity to sell those shares to other Breda shareholders was held in October of 1999, but there are no current plans to arrange any other auctions in the future. Breda also maintains a list of shareholders desiring to sell their shares, and of other shareholders desiring to purchase those shares, as discussed below.

In any of the circumstances where Breda has the right to redeem a shareholder's shares, a shareholder may, with the consent of Breda's board of directors, transfer the shareholder's shares to another person who is eligible to be a shareholder by reason of the fact that the person is receiving services from Breda and is residing in the Breda or Lidderdale telephone exchange areas served by Breda.

No shareholder can sell or transfer any of his or her shares of Breda to any person who is not eligible to be a shareholder in Breda by reason of the fact that the person is receiving services from Breda and is residing in the Breda or Lidderdale telephone exchange areas served by Breda, with one exception. The exception is that a person who was a shareholder on July 20, 1995, may make a one time transfer of the shares held by the person on that date to a family member of the shareholder (which means a spouse, natural born or adopted child, grandchild, parent, grandparent, or sibling) even if the family member is not receiving services from Breda and is not residing in the Breda or Lidderdale telephone exchange areas served by Breda. These transfers are not subject to Breda's right of first refusal described in the following paragraph. Any family member receiving shares by this process does not have the same right, however, and can only sell or transfer the shares in accordance with the Amended and Restated Articles of Incorporation of Breda.

Any shareholder who wants to sell or transfer his or her shares in Breda to another shareholder or person who is eligible to be a shareholder must first give Breda the right to purchase the shares. In this case, the shareholder must give Breda at least sixty days prior written notice of the proposed sale, including a copy of the written offer to purchase the shares. Breda may elect to purchase the shares for the same price offered to the shareholder at any time within sixty days after it receives the notice from the shareholder. If Breda elects to buy the shares, it must pay the purchase price in full upon the shareholder surrendering the stock certificates for the shares to Breda.

Breda's bylaws may also contain provisions restricting the transfer of shares. The current bylaws do not contain any restrictions, other than some of those described in this annual report, but the bylaws can be amended by the directors or shareholders at any time.

Over the period of January 1, 1996 through June 24, 1996, Breda repurchased four hundred and twenty-four shares of its common stock from two shareholders, at a purchase price of $27 per share. Over the period of June 25, 1996 through February 20, 1997, Breda repurchased seven hundred and eighty-nine shares from nine different shareholders, at a purchase price of $31 per share. Over the period of February 21, 1997 through March 1, 1998, Breda repurchased one thousand nine hundred and ninety-six shares of its common stock from fourteen different shareholders, at a purchase price of $41 per share. Over the period of March 2, 1998 through December 31, 1998, Breda repurchased three hundred and fifty-eight shares of its common stock from five different shareholders, at a purchase price of $64 per share. No shares were repurchased by Breda during the period of December 31, 1998 through December 31, 1999, except that in November, 1999, Breda did effectuate a repurchase of forty shares by depositing the purchase price for those forty shares with the appropriate Iowa authorities under Iowa's escheat laws. The forty shares were held of record by twenty different shareholders that Breda had been unable to locate. The purchase price utilized for this purpose was the then current $149 per share price as established by the board of directors pursuant to the procedures which are discussed above in this section of this annual report. Breda also deposited the amount of the April 21, 1999 dividend that was otherwise payable on the forty shares. The total amount deposited by Breda was $6,080, with $120 of that amount being for the April 21, 1999 dividend.

There may have been transfers among the shareholders of Breda during the above periods for which Breda did not exercise its right of first refusal.

Breda's ability to repurchase any of its shares is subject to certain restrictions in its loan agreements with the RTFC. Those restrictions are discussed below in this item.

Breda has not agreed to register any of its shares of common stock under any federal or state securities laws. Rule 144 under the Securities Act of 1933 will permit the resale of shares of common stock by shareholders, subject to certain restrictions contained in Rule 144, including the requirement that the shareholder has held his or her shares for a period of one year prior to the date of resale. Once a shareholder (other than a shareholder who is an officer or director of Breda) has held his or her shares of common stock for a period of two years, the shareholder will be able to resell the shares without restriction under Rule 144.

The marketability and value of Breda's shares of common stock may also be limited by other terms of the common stock. For example, each shareholder is entitled to only one vote on each matter presented to the shareholders, regardless of the number of shares of common stock held by the shareholder, with one exception regarding shareholders who previously held Class A stock of Breda. Those shareholders have one vote for each share of former Class A stock previously held by them on February 28, 1995, until one of the following occurs:

     o    the shareholder no longer receives service from Breda,

     o the shareholder no longer resides in the Breda or Lidderdale telephone exchange area served by Breda,

     o    the shareholder dies, or

     o    the shareholder transfers the shareholder's shares to someone else.

As of March 1, 2000, there were 21 shareholders with multiple voting rights arising from their prior ownership of Class A stock, and they have one vote for each share of the former Class A stock previously held by them.

An auction was held on October 24, 1999, where shareholders desiring to sell their shares of Breda's common stock were given the opportunity to sell those shares to other Breda shareholders desiring to purchase additional shares of Breda's common stock. Breda paid the costs of the auction, except that the sellers paid the auction fees and clerking fees related to their shares. The auction was provided for the convenience of Breda's shareholders, and no shares were repurchased or issued by

Breda pursuant to the auction. A total of 1,924 shares of common stock were sold by 32 different shareholders to 25 other shareholders of Breda, for purchase prices ranging from $145 per share to $180 per share. As discussed above, Breda had a right of first refusal to purchase all of the shares sold in the auction, but elected not to exercise its right. Breda did, however, offer to purchase shares in the auction for $142 per share, but no shareholder chose to sell the shareholder's shares to Breda at that price. The $142 figure was approximately 60% of Breda's book value per share as of the close of the second quarter in 1999. No officers or directors of Breda sold or purchased any shares in the auction. Breda does not have any plans to arrange any other auctions in the future.

The board of directors of Breda has also determined to allow shareholders to advise Breda of the fact that they desire to sell any or all of their shares of Breda's common stock to any qualified buyer, and to allow qualified buyers to advise Breda of the fact that they desire to purchase shares of Breda's common stock from other shareholders of Breda. Breda will keep a list of those shareholders and qualified buyers, and make the list available to all of the shareholders and qualified buyers on the list. A qualified buyer is a person who is a resident of the Breda or Lidderdale telephone exchange areas served by
Breda who subscribes to Breda's telephone services, or an entity which has its principal place of business in the Breda or Lidderdale telephone exchange areas served by Breda and which subscribes to Breda's telephone services. A person or entity cannot, however, be a qualified buyer if the person or entity already owns more than 1% of the total issued and outstanding shares of common stock of Breda. Also, a qualified buyer cannot purchase shares from any shareholder of Breda to the extent that the shares purchased by the qualified buyer would cause the qualified buyer to own more than 1% of the total issued and outstanding shares of common stock of Breda. If a person owns 5% or more of the ownership interests of an entity which owns shares of Breda's common stock, the shares of Breda's common stock held by that entity and by the person will be added together for determining whether the 1% limitation is exceeded. The 1% limitation is set forth in the Amended and Restated Articles of Incorporation of Breda. The terms of any sale between a shareholder and a qualified buyer will be negotiated by them, and no one will be required to sell or buy any shares because their name is on the list. Breda also retains its right to purchase any shares being sold by any shareholder to any qualified buyer under the right of first refusal granted to Breda in its Amended and Restated Articles of Incorporation.

Two separate sales of shares have occurred between shareholders on the list. One sale involved two shares, which were sold for $149 per share. The other sale involved 31 shares, which were sold for $150 per share. Breda elected not to exercise its right of first refusal on either of those sales.

Breda does not participate in, and has no responsibility for, negotiating the terms and conditions of any sale of shares between anyone on the list. Breda did, however, advise its shareholders by letter in February, 2000, that it recommended that shareholders cease buying and selling shares until Breda was able to share information with the shareholders concerning some corporate action that could affect the value of Breda's common stock. Breda did not identify the corporate action in the letter, but the corporate action that Breda was making reference to in that letter was the potential sale of Prairie Telephone's stock in Central Iowa Cellular, Inc., which is discussed elsewhere in this annual report. Although no letter of intent or any other agreements for the sale of that stock had been entered into at the time of the letter to the shareholders, Prairie Telephone had been contacted about the possibility of selling its shares in Central Iowa Cellular, Inc. at that time.

Through December 31, 1999, Breda had only declared and paid two dividends to its shareholders since Breda was incorporated in 1964. The first dividend was declared on April 21, 1999. It was in the amount of $3.00 per share, for an aggregate dividend of $113,166. The second dividend was declared on March 13, 2000. It was in the amount of $3.00 per share, for an aggregate dividend of $113,046.

Payment of dividends is within the discretion of Breda's board of directors, and out of funds legally available therefore as provided in the Iowa Business Corporation Act. Breda's ability to declare and pay dividends is also restricted by some of the covenants in its loan agreements with the RTFC. Under those agreements, Breda may not pay any dividends without the prior written approval of the RTFC unless, after the payment, Breda is in compliance with the various ratios, net worth and margin requirements set forth in the loan agreements. Breda also may not pay any dividends if Breda is in default under the loan agreements or if the payment of the dividends would cause Breda to be in breach of the loan agreements.

Those restrictions in the RTFC loan agreements also apply to Breda's purchase or redemption of any of its stock and to any other distributions to its shareholders, so the restrictions may preclude Breda from being able to repurchase its shares of stock as otherwise discussed in this section of this annual report.

Breda does not currently believe, however, that the restrictions in the RTFC loan agreements will preclude Breda from paying any dividends or distributions or from repurchasing any of its shares of common stock, should Breda otherwise determine to do so.

No shares of stock were issued by Breda in all of 1999. There are currently no outstanding warrants, options or other rights to purchase any shares of common stock of Breda, and there are also currently no outstanding securities which are convertible into common stock of Breda. Breda's shares of common stock are not convertible into any other securities.

                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                       ACCOUNTING AND FINANCIAL DISCLOSURE

Breda has not had any change in its accountants during the last three years, or any disagreements with its accountants during that period which are of the type required to be disclosed under this section of this annual report.

Anderson and Company, in Emmetsburg, Iowa, has served as Breda's accounting firm for over 20 years. Anderson and Company was merged into Kiesling Associates LLP, effective as of June 1, 1999. Kiesling Associates LLP's principal office is located in Madison, Wisconsin. It also has offices in other cities, including Des Moines, Iowa, and Emmetsburg, Iowa. The merger of Anderson and Company into Kiesling Associates LLP did not arise from any disagreements with Breda and was otherwise unrelated to Breda, and Breda has engaged Kiesling Associates LLP as Breda's accounting firm.

                        AVAILABILITY OF OTHER INFORMATION

Breda will provide to each shareholder, upon the written request of the shareholder, a copy of Breda's annual report on Form 10-KSB for the year ended
December 31, 1999. The annual report on Form 10-KSB will be provided without charge. Shareholders should direct any written request to Breda at the following address:

     Breda Telephone Corp.
     Highway 217 East
     P.O. Box 190
     Breda, Iowa 51436

The request should be directed to the attention of Dean Schettler.

                              FINANCIAL STATEMENTS

     The following pages set forth certain financial statements of Breda with respect to the years ended December 31, 1998 and December 31, 1999.

            [The remainder of this page is intentionally left blank.]

                           BREDA TELEPHONE CORPORATION
                                AND SUBSIDIARIES
                                   BREDA, IOWA

                        CONSOLIDATED FINANCIAL STATEMENTS
                     Years Ended December 31, 1999 and 1998
                       WITH INDEPENDENT AUDITOR'S REPORTS

                           BREDA TELEPHONE CORPORATION
                                AND SUBSIDIARIES
                                   BREDA, IOWA

                                    CONTENTS

                                                                            Page

Independent Auditor's Report                                                  1

Consolidated Financial Statements:

   Consolidated Balance Sheets                                              2-3

   Consolidated Statements of Income                                          4

   Consolidated Statements of Stockholders' Equity                            5

   Consolidated Statements of Cash Flows                                      6

   Notes to Consolidated Financial Statements                              7-19

                          INDEPENDENT AUDITOR'S REPORT


To the Board of Directors
Breda Telephone Corporation and Subsidiaries
Breda, Iowa

We have audited the accompanying consolidated balance sheets of Breda Telephone Corporation (an Iowa corporation) and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of income, stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Breda Telephone Corporation and subsidiaries as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


Emmetsburg, Iowa
February 18, 2000

                           BREDA TELEPHONE CORPORATION
                                AND SUBSIDIARIES
                                   BREDA, IOWA

                           CONSOLIDATED BALANCE SHEETS
                           December 31, 1999 and 1998


   ASSETS                                                 1999          1998
   ------                                              -----------   -----------
CURRENT ASSETS
   Cash and cash equivalents                           $   411,341   $   782,959
   Current portion of investments                           94,810       114,550
   Accounts receivable                                     681,675       649,044
   Income taxes refundable                                 542,330            --
   Interest receivable                                      67,580        21,455
   Inventories                                              88,479        80,279
   Other                                                    77,527        69,263
                                                       -----------   -----------
                                                         1,963,742     1,717,550
                                                       -----------   -----------

OTHER NONCURRENT ASSETS
   Investments, less current portion                     4,417,624     1,530,045
   Other investments                                     2,725,488     2,468,022
   Intangibles, net of accumulated amortization          1,222,372     1,753,447
   Deferred income taxes                                    11,360            --
   Other                                                        --        21,390
                                                       -----------   -----------
                                                         8,376,844     5,772,904
                                                       -----------   -----------

PROPERTY, PLANT AND EQUIPMENT                            6,340,193     6,185,874
                                                       -----------   -----------

TOTAL ASSETS                                           $16,680,779   $13,676,328
                                                       ===========   ===========


                 The accompanying notes are an integral part of
                    these consolidated financial statements.

                           BREDA TELEPHONE CORPORATION
                                AND SUBSIDIARIES
                                   BREDA, IOWA

                           CONSOLIDATED BALANCE SHEETS
                           December 31, 1999 and 1998


   LIABILITIES AND STOCKHOLDERS' EQUITY                            1999          1998
   ------------------------------------                        -----------   -----------
CURRENT LIABILITIES
   Current portion of long-term debt                           $   608,412   $   655,072
   Line of credit                                                       --       750,000
   Accounts payable                                                239,787       465,150
   Accrued taxes                                                   125,643       177,033
   Other                                                           104,258        95,817
                                                               -----------   -----------
                                                                 1,078,100     2,143,072
                                                               -----------   -----------

LONG-TERM DEBT, less current portion                             6,547,930     7,156,342
                                                               -----------   -----------

DEFERRED INCOME TAXES                                                   --       268,888
                                                               -----------   -----------

STOCKHOLDERS' EQUITY
   Common stock - no par value,  5,000,000 shares authorized
     37,682 and 37,722 shares issued and outstanding at $149
     and $64 stated value, respectively                          5,614,618     2,414,208
   Retained earnings                                             3,440,131     1,693,818
                                                               -----------   -----------
                                                                 9,054,749     4,108,026
                                                               -----------   -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                     $16,680,779   $13,676,328
                                                               ===========   ===========


                 The accompanying notes are an integral part of
                    these consolidated financial statements.


                                      - 3 -



                           BREDA TELEPHONE CORPORATION
                                AND SUBSIDIARIES
                                   BREDA, IOWA

                        CONSOLIDATED STATEMENTS OF INCOME
                     Years Ended December 31, 1999 and 1998

                                                       1999             1998
                                                   -----------      -----------
OPERATING REVENUES
   Local network services                          $   512,829      $   397,399
   Network access services                           2,224,956        2,465,833
   Cable television services                         1,047,667          969,691
   Telemarketing services                              398,763          581,437
   Internet services                                   402,730          222,176
   Direct broadcast services (DBS)                          --        1,191,897
   Billing and collection services                      75,926          100,570
   Miscellaneous                                       627,675          616,577
                                                   -----------      -----------
                                                     5,290,546        6,545,580
                                                   -----------      -----------
OPERATING EXPENSES
   Plant specific operations                         1,313,580        1,161,568
   Plant nonspecific operations                         99,353          202,533
   Cost of programming                                 268,932        1,214,420
   Depreciation and amortization                     1,012,964          907,917
   Customer operations                                 701,364          810,159
   Corporate operations                                961,065          670,288
   General taxes                                       151,355          143,602
                                                   -----------      -----------
                                                     4,508,613        5,110,487
                                                   -----------      -----------
OPERATING INCOME                                       781,933        1,435,093
                                                   -----------      -----------
OTHER INCOME (EXPENSE)
   Interest and dividend income                        473,964          202,245
   Interest expense                                   (503,302)        (487,486)
   Interest capitalized                                 26,441               --
   Gain on sale of DBS investment                    7,436,415               --
   Gain (loss) on sale of investments                  (78,771)           8,853
   Loss on disposal of assets                          (73,996)        (118,443)
   Loss on extinguishment of debt                           --          (66,913)
   Income from cellular partnership                    123,109          109,973
   Income from cellular settlement                          --          409,212
   Loss on joint venture, net                          (15,864)         (15,702)
   Other income                                          3,654           19,274
                                                   -----------      -----------
                                                     7,391,650           61,013
                                                   -----------      -----------
INCOME BEFORE INCOME TAXES                           8,173,583        1,496,106
                                                   -----------      -----------
INCOME TAXES                                         3,107,734          593,470
                                                   -----------      -----------
NET INCOME                                         $ 5,065,849      $   902,636
                                                   ===========      ===========

NET INCOME PER COMMON SHARE                        $    134.44      $     23.86
                                                   ===========      ===========


                 The accompanying notes are an integral part of
                    these consolidated financial statements.

                           BREDA TELEPHONE CORPORATION
                                AND SUBSIDIARIES
                                   BREDA, IOWA

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                     Years Ended December 31, 1999 and 1998

                                          Common Stock            Retained
                                     Shares         Amount        Earnings       Total
                                   ----------    -----------    -----------    ----------
Balance at December 31, 1997           37,928    $ 1,555,048    $ 1,666,332    $3,221,380

   Comprehensive income:
      Net income                                                    902,636       902,636

   Common stock redeemed, net            (206)       (15,990)                     (15,990)

   Stated value stock adjustment                     875,150       (875,150)
                                   ----------    -----------    -----------    ----------

Balance at December 31, 1998           37,722      2,414,208      1,693,818     4,108,026

   Comprehensive income:
      Net income                                                  5,065,849     5,065,849

   Dividends paid ($3/share)                                       (113,166)     (113,166)

   Common stock redeemed, net             (40)        (5,960)                      (5,960)

   Stated value stock adjustment                   3,206,370     (3,206,370)
                                   ----------    -----------    -----------    ----------

Balance at December 31, 1999           37,682    $ 5,614,618    $ 3,440,131    $9,054,749
                                   ==========    ===========    ===========    ==========


                 The accompanying notes are an integral part of
                    these consolidated financial statements.

                           BREDA TELEPHONE CORPORATION
                                AND SUBSIDIARIES
                                   BREDA, IOWA

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                     Years Ended December 31, 1999 and 1998

                                                                 1999           1998
                                                             -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net Income                                                $ 5,065,849    $   902,636
   Adjustments to reconcile net income to net cash
     provided by operating activities:
       Depreciation and amortization                           1,012,964        907,917
       Amortization of investment tax credits                     (9,769)        (9,769)
       Deferred income taxes                                    (270,479)      (146,224)
       Gain on sale of DBS investment                         (7,436,415)            --
       Loss on disposal of assets                                 73,996        118,443
       Change in method of accounting                                 --         49,115
       Changes in operating assets and liabilities:
          (Increase) decrease in assets                         (656,382)       109,690
          Decrease in liabilities                               (268,312)      (410,324)
                                                             -----------    -----------
       Net cash provided by (used in) operating activities    (2,488,548)     1,521,484
                                                             -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES
   Capital expenditures                                       (1,249,414)    (1,955,965)
   Salvage, net of removal cost                                    6,475        162,377
   Purchase of investments                                    (2,867,839)       122,925
   Increase in other investments                                (257,466)       (99,961)
   Purchase of intangibles                                       (28,825)            --
   Proceeds from sale of DBS investment                        8,038,197             --
                                                             -----------    -----------
       Net cash provided by (used in) investing activities     3,641,128     (1,770,624)
                                                             -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES
   Common stock redeemed                                          (5,960)       (15,990)
   Proceeds from long-term debt                                       --      3,650,050
   Proceeds from line of credit                                       --        750,000
   Repayment of long-term debt                                  (655,072)    (3,964,846)
   Repayment of line of credit                                  (750,000)            --
   Dividends paid                                               (113,166)            --
                                                             -----------    -----------
       Net cash provided by (used in) financing activities    (1,524,198)       419,214
                                                             -----------    -----------

NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS                                                   (371,618)       170,074
                                                             -----------    -----------

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                   782,959        612,885
                                                             -----------    -----------

CASH AND CASH EQUIVALENTS AT END OF YEAR                     $   411,341    $   782,959
                                                             ===========    ===========


                 The accompanying notes are an integral part of
                    these consolidated financial statements.

                           BREDA TELEPHONE CORPORATION
                                AND SUBSIDIARIES
                                   BREDA, IOWA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1999 and 1998


NOTE 1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          The Breda Telephone Corporation is a provider of telecommunications exchange and local access services, cable television services, telemarketing services, internet services and telecommunications equipment in a service area located primarily in west central Iowa.

          The accounting policies of the Company and its subsidiaries conform to generally accepted accounting principles and reflect practices appropriate to the telephone and cable television industries.
          Management uses estimates and assumptions in preparing its consolidated financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, revenues and expenses, and the disclosure of contingent assets and liabilities. Telephone operations reflect practices appropriate to the telephone industry. The accounting records of the Company are maintained in accordance with the Uniform System of Accounts for Class A and B Telephone Companies prescribed by the Federal Communications Commission as modified by the Iowa State Utilities Division (ISUD).

          Principles of Consolidation

          The consolidated financial statements include the accounts of Breda Telephone Corporation and its wholly-owned subsidiaries, Prairie Telephone Company, Inc., Westside Telephone Company, and
          Tele-Services,  Ltd.  (herein  referred  to  as  "the  Company").  All material intercompany transactions have been eliminated in consolidation.

          Cash and Cash Equivalents

          All highly liquid investments with a maturity of three months or less at the time of purchase are considered cash equivalents.

          Investments

          Debt and marketable equity securities bought and held principally for selling in the near future are classified as trading securities and carried at fair value. Unrealized holding gains and losses on trading securities are reported in earnings. Debt and marketable equity securities classified as available-for-sale are carried at fair value with unrealized holding gains and losses recorded as a separate component of stockholders' equity. Debt securities for which the Company has both the positive intent and ability to hold to maturity are classified as held-to-maturity and are carried at amortized cost. The Company used the FIFO method of computing realized gains and losses.

          Non-marketable   equity  investments,   over  which  the  Company  has
          significant influence or a 20% ownership, are reflected on the equity method. Other non-marketable equity investments are stated at cost.

                           BREDA TELEPHONE CORPORATION
                                AND SUBSIDIARIES
                                   BREDA, IOWA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1999 and 1998


NOTE 1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, (Continued)

          Property, Plant and Equipment

          Property, plant and equipment are capitalized at original cost, including the capitalized cost of salaries and wages, materials, certain payroll taxes, and employee benefits.

          The Company provides for depreciation for financial reporting purposes on the straight-line method by the application of rates based on the estimated service lives of the various classes of depreciable property. These estimates are subject to change in the near term.

          Renewals and betterments of units of property are charged to telephone plant in service. When telephone plant is retired, its cost is removed from the asset account and charged against accumulated depreciation together with removal cost less any salvage realized. No gains or losses are recognized in connection with routine retirements of depreciable telephone property. Repairs and renewals of minor items of property are included in plant specific operations expense.

          Repairs of other property, as well as renewals of minor items of property are included in plant specific operations expense. A gain or loss is recognized when other property is sold or retired.

          Long-Lived Assets, Including Intangibles

          The Company would provide for impairment losses on long-lived assets, including intangibles used in operations, when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Based on current conditions, management does not believe any of its long-lived assets are impaired.

          Income Taxes

          Income taxes are accounted for using a liability method and provide for the tax effects of transactions reported in the consolidated financial statements including both taxes currently due and deferred. Deferred taxes are adjusted to reflect deferred tax consequences at current enacted tax rates. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities arise from differences between the basis of property, plant and equipment and partnership profits and losses. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

          Revenue Recognition

          The Company recognizes revenues when earned regardless of the period in which they are billed. The Company is required to provide telephone service to subscribers within its defined service territory.

          Local network service, internet service and cable television service revenues are recognized over the period a subscriber is connected to the network.

                           BREDA TELEPHONE CORPORATION
                                AND SUBSIDIARIES
                                   BREDA, IOWA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1999 and 1998


NOTE 1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, (Continued)

          Network access revenues are derived from charges for access to the Company's local exchange network. The interstate portion of network access revenues are received through pooling arrangements administered by the National Exchange Carrier Association (NECA) based on average schedule formulas. The intrastate portion of network access revenues are billed based upon the Company's tariff for access charges filed with the ISUD. The charges developed from these tariffs are used to bill the connecting long distance provider and revenues are recognized in the period the traffic is transported based on the minutes of traffic carried.

          Other revenues include telemarketing services and contractually determined arrangements for the provision of billing and collecting services and are recognized in the period when the services are performed.

          The Company uses the reserve method to recognize uncollectible accounts receivable.

          Reclassifications

          Certain reclassifications have been made to the 1998 financial statements to conform with the 1999 presentation.

NOTE 2.   INVESTMENTS

          The amortized cost and fair value of investments classified as held-to-maturity and available-for-sale are as follows:

                                                                 Gross            Gross
                                               Amortized      Unrealized        Unrealized          Fair
               December 31, 1999                  Cost           Gains            Losses            Value
               -----------------               ----------      ---------       -----------       ----------
          Held-to-Maturity:
             Municipal Bonds                   $4,361,468      $   2,050       $  (141,995)      $4,221,523
             U.S. Treasury Notes                   59,894                           (5,908)          53,986
             Government Securities                 51,663                           (3,506)          48,157

          Available-for-Sale:
             Marketable equity securities          39,409                           (1,534)          37,875
                                               ----------      ---------       -----------       ----------
                                               $4,512,434      $   2,050       $  (152,943)      $4,361,541
                                               ==========      =========       ===========       ==========

               December 31, 1998
               -----------------
          Held-to-Maturity:
             Municipal Bonds                   $1,518,112      $  18,566       $    (1,213)      $1,535,465
             U.S. Treasury Notes                   35,195          1,893                             37,088
             Government Securities                 51,879                           (1,316)          50,563

          Available-for-Sale:
             Marketable equity securities          39,409            529                             39,938
                                               ----------      ---------       -----------       ----------
                                               $1,644,595      $  20,988       $    (2,529)      $1,663,054
                                               ==========      =========       ===========       ==========

                           BREDA TELEPHONE CORPORATION
                                AND SUBSIDIARIES
                                   BREDA, IOWA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1999 and 1998


NOTE 2.   INVESTMENTS, (Continued)

                                              1999            1998
                                           ----------      ----------
               Amounts classified as:
                  Current                  $   94,810      $  114,550
                  Noncurrent                4,417,624       1,530,045
                                           ----------      ----------
                                           $4,512,434      $1,644,595
                                           ==========      ==========

          There were no sales of available-for-sale securities during 1999 or 1998 and; therefore, no proceeds nor any realized gains or losses for either year.

          Investments classified as held-to-maturity at December 31, 1999, are summarized below by contractual maturity date:

               Due in one year or less                    $   55,401
               Due after one year through five years       1,789,955
               Due after five years                        2,627,669
                                                          ----------
                                                          $4,473,025
                                                          ==========

NOTE 3.   OTHER INVESTMENTS

          Other  investments  include   non-marketable   equity  securities  and
          certificates, along with capital contributions to partnerships and limited liability companies, and joint ventures as shown below:

                                                                  1999         1998
                                                               ----------   ----------
          Alpine Communications, L.C                           $  781,579   $  600,000
          Rural Telephone Finance Cooperative - certificates      533,319      538,422
          RSA #1, Ltd.                                            348,542      348,542
          RSA #7, Ltd.                                            144,049      144,049
          RSA #8, Ltd.                                            310,491      210,129
          Central Iowa Cellular, Inc.                             206,770      206,770
          Rural Telephone Bank - stock                            164,841      162,806
          Quad County Communications                              136,192      152,057
          Iowa Network Services - stock                            78,705       78,705
          Other                                                    21,000       26,542
                                                               ----------   ----------
                                                               $2,725,488   $2,468,022
                                                               ==========   ==========

          The Company has a 15.79% interest in Alpine Communications, L.C. (Alpine). The Alpine group includes several Independent Telephone Companies whom have formed an entity and have purchased U.S. West telephone properties in Iowa.

          The Company's percentage interests in RSA #1, Ltd., RSA #7, Ltd., RSA #8, Ltd. and Central Iowa Cellular, Inc. (Des Moines MSA) partnerships are 9.2%, 7.1%, 11.7% and 4.8%, respectively at December 31, 1999. In addition, the Company owns a 16.7% interest in RSA #9, Ltd. partnership of which they have no original cash investment.

                           BREDA TELEPHONE CORPORATION
                                AND SUBSIDIARIES
                                   BREDA, IOWA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1999 and 1998


NOTE 3.   OTHER INVESTMENTS, (Continued)

          Additionally, Westside Independent Telephone Company, a wholly-owned subsidiary of Breda Telephone Corporation, has a 33.33% ownership interest in Quad County Communications. Condensed financial data for Quad County Communications is as follows:

                                                1999             1998
                                             ---------        ---------
               Ordinary income (loss)        $ (47,593)       $ (47,190)
               Interest income                      --               85
                                             ---------        ---------
               Net income (loss)             $ (47,593)       $ (47,105)
                                             =========        =========

               Current assets                $   5,924        $   5,625
               Non-current assets              415,109          461,729
               Current liabilities              12,456           11,184
               Non-current liabilities               0                0

          The investment in Quad County Communications is being accounted for on the equity method. The remaining investments are accounted for on the cost method.

NOTE 4.   INTANGIBLES

          During 1999, the Company purchased PCS licenses for $28,825. The costs are being amortized on the straight-line basis over ten years. The amount charged to expense and accumulated amortization during 1999 was $1,442.

          On June 1, 1998, the Company acquired 100% ownership of Westside Independent Telephone Company. The total cost of the acquisition exceeded the fair value of the net assets of Westside Independent Telephone Company by $1,178,472. This excess was recorded as goodwill and is being amortized on the straight-line basis over fifteen years. Accumulated amortization as of December 31, 1999 and 1998 was $124,452 and $45,848, respectively.

          Additionally on June 1, 1998, Tele-Services, Ltd., a wholly-owned subsidiary of Breda Telephone Corporation, acquired 100% ownership of Westside Communications, Inc. The total cost of the acquisition exceeded the fair value of the net assets of Westside Communications, Inc. by $157,611. This excess was also recorded as goodwill and is being amortized on the straight-line basis over fifteen years. Accumulated amortization as of December 31, 1999 and 1998 was $16,642 and $6,130, respectively.

          In 1992, the Company entered into an agreement with the National Rural Telecommunications Cooperative (NRTC) for the exclusive right to market and sell Direct Broadcast Service (DBS) to certain residences in ten Iowa and Nebraska counties. The agreement remains in effect for ten years from the service commencement date or until the satellite is removed, which ever occurs earlier. The DBS distribution rights of $640,012 are being amortized on the straight-line basis over fifteen years. Accumulated amortization at December 31, 1998 was $170,670 and amortization expense for 1998 was $42,668. See note sixteen for disposition of DBS investment.

                           BREDA TELEPHONE CORPORATION
                                AND SUBSIDIARIES
                                   BREDA, IOWA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1999 and 1998


NOTE 5.   PROPERTY, PLANT AND EQUIPMENT

          Property, plant and equipment includes the following:

                                                           1999         1998
                                                       -----------   -----------
          Telephone Plant in Service -
             Land                                      $    39,008   $    39,008
             Buildings                                     694,945       687,545
             Other general support assets                  988,906       880,367
             Central office assets                       2,098,570     1,981,453
             Cable and wire facilities                   3,651,397     3,546,900
             Other plant and equipment                     588,439       484,891
                                                       -----------   -----------
                                                         8,061,265     7,620,164
                                                       -----------   -----------
          Cable Television Plant in Service -
             Franchise                                      32,992        32,992
             Land                                            8,586         8,586
             Buildings                                     237,557       237,557
             Towers, antennas and head end equipment     1,473,562     1,458,476
             Cable and wire facilities                   1,558,797     1,537,812
             Other plant and equipment                     189,320       207,492
                                                       -----------   -----------
                                                         3,500,814     3,482,915
                                                       -----------   -----------
          DBS Plant in Service -
             Leased dishes                                      --       319,940
                                                       -----------   -----------
                 Total property, plant and equipment    11,562,079    11,423,019
                 Less accumulated depreciation           5,221,886     5,237,145
                                                       -----------   -----------
                                                       $ 6,340,193   $ 6,185,874
                                                       ===========   ===========

          Application of rates to the various classes of plant produced a composite rate of depreciation on average depreciable plant for the years ended December 31, 1999 and 1998 of 8.0% and 7.6%, respectively.

                           BREDA TELEPHONE CORPORATION
                                AND SUBSIDIARIES
                                   BREDA, IOWA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1999 and 1998


NOTE 6.   LONG-TERM DEBT

          Long-term debt consists of the following:

                                                       1999             1998
                                                   -----------      -----------
          Rural Telephone Finance Cooperative
             7.25% (Variable Rate)                 $   328,864      $   459,342
             7.00% (Variable Rate)                     994,264        1,172,817
             6.95% (Variable Rate)                   1,353,248        1,415,110
             6.95% (Variable Rate)                   2,211,926        2,313,042
             7.35% (Fixed Rate)                      2,268,040        2,371,721

          Building Mortgage Note - 7.00%                    --           79,382
                                                   -----------      -----------
                 Total long-term debt                7,156,342        7,811,414
                 Less current portion                 (608,412)        (655,072)
                                                   -----------      -----------
                                                   $ 6,547,930      $ 7,156,342
                                                   ===========      ===========

          The annual requirements for principal payments on long-term debt for the next five years are as follows:

                                                 Principal
                                                 ---------
                    2000                          $608,412
                    2001                           643,059
                    2002                           579,166
                    2003                           561,969
                    2004                           562,809

          Substantially all assets of the Company are pledged as security for the long-term debt under certain loan agreements with the Rural Telephone Finance Cooperative (RTFC). These mortgage notes are to be repaid in equal quarterly installments covering principal and interest and expire by the year 2013.

          The security and loan agreements underlying the RTFC notes contain certain restrictions on distributions to stockholders, investment in, or loans to others, and payment of management fees or an increase in management fees. The Company is restricted from making any distributions, except as might be specifically authorized in writing in advance by the RTFC noteholders, unless minimum net worth exceeds 40% and distributions are limited to certain levels of prior year cash margins. In addition, the Company is required to achieve a debt service coverage ratio of not less than 1.25 and a times interest earned ratio of not less than 1.5. These ratios are to be determined by averaging each of the two highest annual ratios during the three most recent fiscal years.

          The Company received approval on a line of credit from the RTFC for $750,000. The approved line of credit was available until January 13, 2000 at a rate of 7.6%. The Company had not drawn down any funds as of December 31, 1999. The line of credit has been renewed for an additional twelve month period.

                           BREDA TELEPHONE CORPORATION
                                AND SUBSIDIARIES
                                   BREDA, IOWA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1999 and 1998


NOTE 6.   LONG-TERM DEBT, (Continued)

          In addition, Prairie Telephone Company, Inc. a wholly-owned subsidiary of Breda Telephone Corporation, received approval on a line of credit from the RTFC for $250,000. This approved line of credit was also available until January 13, 2000 at a rate of 7.6%. The Company had not drawn down any funds as of December 31, 1999. The line of credit has been renewed for an additional twelve month period.

          At December 31, 1998, the Company had an outstanding line of credit balance with the RTFC of $750,000. The principal and interest, at a rate of 6.7%, was paid during first quarter 1999.

NOTE 7.   INCOME TAXES

          Income taxes reflected in the Consolidated Statements of Income consist of the following:

                                                          1999           1998
                                                      -----------     ---------
          Federal income taxes -
             Current tax expense                      $ 2,584,445     $ 562,083
             Deferred tax benefit                        (205,565)     (109,668)
             Amortization of investment tax credits        (9,769)       (9,769)
          State income taxes -
             Current tax expense                          803,537       187,380
             Deferred tax benefit                         (64,914)      (36,556)
                                                      -----------     ---------
          Total income tax expense                    $ 3,107,734     $ 593,470
                                                      ===========     =========

          Deferred federal and state tax liabilities and assets are summarized as follows:

                                                          1999           1998
                                                      -----------     ---------
          Deferred Tax Liabilities
             Federal                                  $   296,855     $ 411,632
             State                                         93,744       137,211
                                                      -----------     ---------
                Total Deferred Tax Liabilities            390,599       548,843
                                                      -----------     ---------
          Deferred Tax Assets
             Federal                                      346,185       257,453
             State                                        109,322        85,818
                                                      -----------     ---------
                Total Deferred Tax Assets                 455,507       343,271
                                                      -----------     ---------
             Net Deferred Tax (Liability) Asset       $    64,908     $(205,572)
                                                      ===========     =========
          Current portion                             $        --     $      --
          Long-term portion                                64,908      (205,572)
                                                      -----------     ---------
             Net Deferred Tax (Liability) Asset       $    64,908     $(205,572)
                                                      ===========     =========

          The tax provision differs from the expense that would result from applying the federal statutory rates to income before taxes as the result of state income taxes being deductible in determining taxable income and the amortization of investment tax credits.

                           BREDA TELEPHONE CORPORATION
                                AND SUBSIDIARIES
                                   BREDA, IOWA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1999 and 1998


NOTE 7.   INCOME TAXES, (Continued)

          The following is a reconciliation of the statutory federal income tax rate of 34% to the Company's effective income tax rate:

                                                          1999         1998
                                                         ------       ------
          Statutory federal income tax rate                34.0%        34.0%
          State income taxes, net of federal benefit        5.1          6.4
          Amortization of investment tax credits           (1.1)        (1.2)
          Amortization of goodwill                           --           .5
                                                         ------       ------
               Effective income tax rate                   38.0%        39.7%
                                                         ======       ======

NOTE 8.   OPERATING SEGMENTS INFORMATION

          The Company organizes its business into two reportable segments: local exchange carrier (LEC) services and broadcast services. The LEC services segment provides telephone, data and other services to customers in local exchanges. The broadcast services segment provides cable television to customers in Iowa and Nebraska and during 1998 included DBS. The Company also has operations in internet and telemarketing services that do not meet the quantitative thresholds for reportable segments.

          The Company's reportable business segments are strategic business units that offer different products and services. Each reportable segment is managed separately primarily because of different products, services and regulatory environments. LEC segments have been aggregated because of their similar characteristics.

          The segment's accounting policies are the same as those described in the summary of significant accounting policies.

                                               Local
                                              Exchange
                 1999                         Carriers     Broadcast     Other         Total
          -------------------------------   -----------   ----------   ---------    -----------
          Revenues and sales                $ 3,551,877   $1,047,667   $ 691,002    $ 5,290,546
          Intersegment revenue and sales             --           --          --             --
          Interest and dividend income          458,901       15,063          --        473,964
          Interest expense                      429,750       73,552          --        503,302
          Depreciation and amortization         634,664      344,195      34,105      1,012,964
          Income tax expense (benefit)          363,435    2,786,595     (42,296)     3,107,734
          Segment profit (loss)                 552,861    4,578,358     (65,370)     5,065,849
          Segment assets                     14,346,890    1,845,056     735,919     16,927,865
          Expenditures for segment assets     1,071,365       37,512     140,537      1,249,414

                           BREDA TELEPHONE CORPORATION
                                AND SUBSIDIARIES
                                   BREDA, IOWA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1999 and 1998


NOTE 8.   OPERATING SEGMENTS INFORMATION, (Continued)

                                              Local
                                             Exchange
                     1998                    Carriers     Broadcast       Other         Total
                     ----                  -----------   -----------    ---------    -----------
          Revenues and sales               $ 3,653,189   $ 2,161,588    $ 730,803    $ 6,545,580
          Intersegment revenue and sales            --            --           --             --
          Interest and dividend income         180,710        19,966        1,569        202,245
          Interest expense                     396,234        91,252           --        487,486
          Depreciation and amortization        506,279       386,241       15,397        907,917
          Income tax expense (benefit)         670,706       (48,580)     (28,656)       593,470
          Segment profit (loss)              1,080,635      (136,905)     (41,094)       902,636
          Segment assets                    10,128,218     2,963,322      708,829     13,800,369
          Expenditures for segment assets    1,258,653       206,030      491,282      1,955,965

             Reconciliation of Segment Information         1999            1998
             -------------------------------------     ------------    ------------
          REVENUES:
             Total revenues for reportable segments    $  4,599,544    $  5,814,777
             Other revenues                                 691,002         730,803
                                                       ------------    ------------
                 Consolidated Revenues                 $  5,290,546    $  6,545,580
                                                       ============    ============
          PROFIT:
             Total profit for reportable segments      $  5,131,219    $    943,730
             Other profit (loss)                            (65,370)        (41,094)
                                                       ------------    ------------
                 Net Income                            $  5,065,849    $    902,636
                                                       ============    ============
          ASSETS:
             Total assets for reportable segments      $ 16,191,946    $ 13,091,540
             Other assets                                   735,919         708,829
             Elimination of intercompany receivables       (247,086)       (124,041)
                                                       ------------    ------------
                 Consolidated Assets                   $ 16,680,779    $ 13,676,328
                                                       ============    ============

NOTE 9.   SUPPLEMENTAL CASH FLOW INFORMATION

          Non-cash investing and financing activities included $191,321 during the year ended December 31, 1998, relating to plant and equipment additions placed in service during 1998 which are reflected in the outstanding line of credit at year end.

          Additionally, during 1998 the Company purchased all of the capital stock of Westside Independent Telephone Company and Westside Communications, Inc. for $2,264,327. The following is a summary of the purchase which was entirely debt financed.

                           BREDA TELEPHONE CORPORATION
                                AND SUBSIDIARIES
                                   BREDA, IOWA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1999 and 1998


NOTE 9.   SUPPLEMENTAL CASH FLOW INFORMATION, (Continued)

          Fair value of telephone plant                   $   638,724
          Fair value of CATV plant                            212,560
          Current Assets                                       38,675
          Other Investments                                   404,472
          Goodwill                                          1,336,083
          Current Liabilities                                 (40,759)
          Deferred Credits                                   (325,428)
                                                          -----------
                                                          $ 2,264,327
                                                          ===========

          Cash paid for interest, net of amounts capitalized for 1999 and 1998, totaled $476,861 and $487,486, respectively.

          Cash paid for income taxes and estimated income taxes for 1999 and 1998 totaled $3,990,528 and $981,473, respectively.

NOTE 10.  NET INCOME PER COMMON SHARE

          Net income per common share for 1999 and 1998 was computed by dividing the weighted average number of shares of common stock outstanding into the net income. The weighted average number of shares of common stock outstanding for the years ended December 31, 1999 and 1998 were 37,682 and 37,831, respectively.

NOTE 11.  STATED VALUE STOCK ADJUSTMENT

          During 1999, the board of directors authorized an additional $85.00 increase in the stated value of each share of common stock from $64.00 to $149.00. There were 37,722 shares outstanding at the time of the value adjustment, which reduced retained earnings by $3,206,370.

          The 1998 authorized increase was $23.00 and increased the stated value of each share of common stock from $41.00 to $64.00. There were 38,050 shares outstanding at the time of the value adjustment, which reduced retained earnings by $875,150.

NOTE 12.  STOCK RESTRICTIONS

          The Company has one class of common stock. Each stockholder is entitled to one vote regardless of the number of shares owned. Restrictions on the stock include the following:

          o Individuals purchasing new shares of stock must be living within the service area of the Company and subscribe to the Company's telephone services. In addition, new stockholders are limited to purchasing no more than thirty shares of stock directly from the Company.

          o Stockholders are limited to ownership of not more than one percent of the outstanding shares of stock unless ownership was prior to the restated Articles of Incorporation.

          o Stockholders shall not sell any shares of stock owned unless the Company has been given first right of refusal.

          o In households with multiple individuals, only one person must be deemed the subscriber of Company services.

                           BREDA TELEPHONE CORPORATION
                                AND SUBSIDIARIES
                                   BREDA, IOWA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1999 and 1998


NOTE 12.  STOCK RESTRICTIONS, (Continued)

          o A one-time stock transfer to a family member (spouse, child, grandchild, parent, grandparent, or sibling) is allowed even if such transferee resides outside of the telephone exchange service area and is not a subscriber of the Company's telephone services.

          o    Stock transfers require the consent of the board of directors.

          The Company may adopt bylaws which may further restrict the transfer or ownership of capital stock of the Company.

NOTE 13.  EMPLOYEE BENEFIT PLAN

          The Company adopted for its employees who have met certain eligibility requirements, a defined benefit retirement and security program sponsored by the National Telephone Cooperative Association. The multi-employer plan calls for the Company to contribute 8.6% of each enrolled employee's annual gross salary. As a condition of participation, each participating employee must also contribute a minimum 3% of their annual gross salary. Contributions made by the Company totaled $63,722 and $63,045 for the years ended December 31, 1999 and 1998, respectively.

NOTE 14.  CONCENTRATIONS OF CREDIT RISK

          The Company grants credit to local telephone service and cable television service customers, all of whom are located in the franchised service areas, and to telecommunications intrastate and interstate long distance carriers.

          The Company has received approximately 42% of its operating revenues from access revenues and assistance provided by the Federal Universal Service Fund. The manner in which access revenues are determined by regulatory bodies and universal service funding is determined for qualifying organizations is currently being modified as a result of the Telecommunications Act of 1996.

          Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents, along with both current and noncurrent investments. The Company places its cash, cash equivalents and investments in several financial institutions which limits the amount of credit exposure in any one financial institution.

          Additionally, Pacific Junction Telemarketing Center, Inc. wholly-owned subsidiary of Prairie Telephone Company, Inc., received nearly all of its telemarketing service revenues from one customer during both 1999 and 1998; however, it was a different customer each year. For the years ended December 31, 1999 and 1998, the telemarketing service revenues from the major customer were $226,243 and $579,836, respectively. At December 31, 1999 and 1998, the amount due from each respective customer, included in accounts receivable on the balance sheet, was $46,305 and $101,676, respectively.

                           BREDA TELEPHONE CORPORATION
                                AND SUBSIDIARIES
                                   BREDA, IOWA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1999 and 1998


NOTE 15.  ACQUISITIONS

          On June 1, 1998, Breda Telephone Corporation acquired Westside Independent Telephone Company in a business combination accounted for as a purchase. The Company purchased stock and the purchase price was then allocated to the respective assets acquired in the transaction based on fair value. Westside Independent Telephone Company owns and provides the telephone service in Westside, Iowa. The operations of Westside Independent Telephone Company are included in the accompanying financial statements since the date of acquisition. The total cost of the acquisition was $2,010,038, which exceeded the fair value of the net assets of Westside Independent Telephone Company by $1,178,472. The excess was recorded as goodwill and is being amortized on the straight-line basis over fifteen years.

          Additionally on June 1, 1998 in a related transaction, Tele-Services, Ltd., a wholly-owned subsidiary of Breda Telephone Corporation, acquired Westside Communications, Inc. in a business combination also accounted for as a purchase. Tele-Services, Ltd. also purchased stock and the purchase price was then allocated to the respective assets acquired in the transaction based on fair value. Westside Communications, Inc. owned and operated the cable television systems in Westside and Arcadia, Iowa. The operations of Westside Communications, Inc. are included in the accompanying financial statements since the date of acquisition, as well. The total cost of the acquisition was $254,289, which exceeded the fair value of the net assets of Westside Communications, Inc. by $157,611. The excess was recorded as goodwill and is being amortized on the straight-line basis over fifteen years.

          The total cost of both acquisitions was $2,264,327 and the total goodwill recorded was $1,336,083. See note four for additional details regarding both transactions.

          On October 31, 1998, Tele-Services, Ltd. purchased the Auburn cable television system from New Path Communications, L.C. This business combination was also accounted for as a purchase. The purchase price of $64,610 was allocated to the respective assets purchased and two months of operations were recorded as of December 31, 1998.

          Assuming these acquisitions had occurred on January 1, 1998, unaudited pro forma consolidated revenues for the year ended December 31, 1998 would have been $6,713,000. After considering pro forma adjustments, such as additional amortization expense as a result of goodwill and certain other acquisition related transactions, pro forma income and earnings per share would not have been materially different from the reported amounts for 1998. The unaudited pro forma amounts are not indicative of what the actual consolidated results of operations might have been if the acquisitions had been effective at the beginning of 1998.

NOTE 16.  DISPOSITION OF DBS INVESTMENT

          On January 11, 1999, the Company sold substantially all of its assets and liabilities related to the Direct Broadcast Satellite (DBS) investment. The Company received cash of $8,038,197 and the transaction resulted in a gain of $7,436,415, which was included in operations during the first quarter of 1999.

NOTE 17.  SUBSEQUENT EVENT

          Subsequent to year-end, the Company and all other stockholders of Central Iowa Cellular, Inc. (CIC) have reached a tentative agreement with a qualified purchaser to sell all of the outstanding shares of CIC stock. The transaction, which requires various regulatory approvals, is expected to close during the second quarter of 2000. The sale will be a cash transaction, resulting in an estimated after tax gain of $3,500,000.

                              BREDA TELEPHONE CORP.
                                     BALLOT
                         Annual Meeting of Shareholders
                                  May 17, 2000

This Ballot is provided to you as a shareholder of Breda Telephone Corp. The shares held by you will be voted in accordance with your instructions provided on this Ballot if the Ballot is properly completed and timely submitted. You should complete and date this Ballot and place it in the enclosed envelope marked "Ballot". You should then place the sealed ballot envelope in the other enclosed self-addressed, stamped envelope which has the control number on it. You should return the Ballot so that it will be received at the post office box noted on the control number envelope by 5:00 p.m. on May 16, 2000. You also can, however, deliver the Ballot at the annual meeting. If you return your Ballot and attend the meeting and desire to change the voting of your shares from that indicated on your Ballot, you may do so by notifying the Secretary of Breda Telephone Corp. at the commencement of the meeting and you will be provided with another Ballot to complete and deliver to the Secretary of the meeting.

This Ballot is not solicited on behalf of the Board of Directors of Breda Telephone Corp.

You may vote for no more than three of the nominees for director noted below. If you vote for more than three of the nominees, your vote will not be counted and it will be deemed that you have withheld voting your shares in favor of any nominee. Also, if you do not vote for any of the nominees for director and your Ballot is otherwise properly completed and received, it will be deemed that you have withheld voting your shares in favor of any nominee.

Election of Directors

I hereby vote my shares of Breda Telephone Corp. FOR the following nominees for director. (VOTE FOR NO MORE THAN THREE NOMINEES BY PLACING AN "X" IN THE BOX BY THE NOMINEES YOU ARE VOTING FOR)

          |_|  Rod Doorenbos

          |_|  Roger Nieland

          |_|  Dean Schettler

          |_|  John Wenck

Ratification of Appointment of Auditors

I hereby vote my shares of Breda Telephone Corp. as follows with respect to the ratification of Kiesling Associates, LLP to act as independent auditors for the Company during 2000:

      |_|  For       |_|  Against     |_|  Abstain

Dated: __________________, 2000.